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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-208701

Prospectus Supplement
(to Prospectus dated January 19, 2016)

3,100,000 Shares

Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 3,100,000 shares of our common stock, par value $0.001 per share.

Our common stock is quoted on The NASDAQ Global Market under the symbol "ESPR." On August 9, 2017, the last reported sale price of our common stock on The NASDAQ Global Market was $50.54 per share.

Investing in our securities involves a high degree of risk. Before buying any shares you should read the discussion of material risks of investing in our securities in "Risk Factors" beginning on page S-10.

	Per Share	Total
Public offering price	$49.00	$151,900,000
Underwriting discounts and commissions(1)	$2.94	$9,114,000
Proceeds to us (before expenses)	$46.06	$142,786,000

(1)
See "Underwriting."

We have granted a 30-day option to the underwriters to purchase up to 465,000 of additional shares of our common stock (15% of the shares sold).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares is expected to be made on or about August 15, 2017.

Jefferies	Cowen	UBS Investment Bank

JMP Securities	Stifel	Needham & Company

The date of this prospectus supplement is August 9, 2017

Esperion Therapeutics, Inc. and other trademarks or service marks of Esperion Therapeutics appearing in this prospectus supplement and the accompanying prospectus are the property of Esperion Therapeutics. This prospectus supplement and the accompanying prospectus may refer to brand names, trademarks, service marks or trade names of other companies and organizations, and those brand names, trademarks, service marks and trade names are the property of their respective holders.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On December 22, 2015, we filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-3 (File No. 333-208701) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on January 19, 2016. Under this shelf registration process, we may, from time to time, sell up to $250.0 million in the aggregate of common stock, preferred stock, debt securities, warrants and/or units in any combination.

This prospectus supplement describes the specific terms of an offering of shares of our common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, provides more general information. If the information in this prospectus supplement is inconsistent with the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

We and the underwriters have not authorized anyone to provide you with any information or to make any representations other than those included or incorporated by reference in this prospectus supplement and the accompanying prospectus and any relevant free writing prospectus. If you receive any information not authorized by us, we and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, such information. We are not making an offer to sell the shares of common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or any relevant free writing prospectus is accurate as of any date other than its respective date.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described in the sections entitled "Where You Can Find More Information" and "Incorporation by Reference" of this prospectus supplement, before investing in our common stock.

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Our principal executive offices are located at 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108, and our telephone number is (734) 887-3903. Our website address is www.esperion.com. The information contained on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus supplement or the accompanying prospectus.

Unless the context otherwise requires, "Esperion," the "company," "we," "us," "our" and similar names refer to Esperion Therapeutics, Inc.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as "may," "will," "could," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "projects," "potential," "continue," and similar expressions, or the negative of these terms. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement and the accompanying prospectus, and in particular those factors referenced in the section "Risk Factors."

This prospectus supplement and the accompanying prospectus contain forward-looking statements that are based on our management's belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

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  our ability to obtain regulatory approval for the bempedoic acid / ezetimibe combination and bempedoic acid, including statements related to specific clinical studies or clinical observations that will be required for such approval;

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  our ability to achieve clinical or regulatory milestones with our existing cash resources;

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  the design, timing or outcome of our Phase 3 clinical program for the bempedoic acid / ezetimibe combination and bempedoic acid;

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  the design, timing or outcome of our cardiovascular outcomes trial, or CVOT, of bempedoic acid;

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  the design, timing or outcome of our other clinical studies of the bempedoic acid / ezetimibe combination or bempedoic acid;

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  our ability to recruit and enroll patients, particularly statin intolerant patients, in any ongoing or future clinical study;

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  our ability to replicate positive results from a completed clinical study in a future clinical study;

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  our ability to fund our development programs with existing capital or our ability to raise additional capital in the future;

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  the potential benefits, effectiveness or safety of the bempedoic acid / ezetimibe combination and bempedoic acid, as compared to statins and other low-density lipoprotein cholesterol, or LDL-C, lowering therapies, either those currently available or those in development;

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  our ability to respond and adhere to changes in regulatory requirements, including any requirement to conduct additional, unplanned clinical studies in connection with our pursuit of the bempedoic acid / ezetimibe combination or bempedoic acid as an LDL-C lowering therapy;

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  guidelines relating to LDL-C levels and cardiovascular risk that are generally accepted within the medical community, including recent changes and any future changes to such guidelines;

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  reimbursement policies, including any future changes to such policies or related government legislation, and their impact on our ability to market, distribute and obtain payment for the bempedoic acid / ezetimibe combination or bempedoic acid, if approved;

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  the accuracy of our estimates of the size and growth potential of the LDL-C lowering market and the rate and degree of the bempedoic acid / ezetimibe combination or bempedoic acid's market acceptance, if approved;

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  our ability to obtain and maintain intellectual property protection for the bempedoic acid / ezetimibe combination or bempedoic acid without infringing on the intellectual property rights of others;

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  the loss of any of our key scientific or management personnel;

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  our intention to seek to establish strategic relationships or partnerships; and

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  our ability to compete with other companies that are, or may be, developing or selling products that may compete with the bempedoic acid / ezetimibe combination or bempedoic acid, if approved.

 PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before you decide to invest in our securities, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

 Our Company

Overview

We are the Lipid Management Company, a late-stage pharmaceutical company focused on developing and commercializing convenient, complementary, cost-effective, once-daily, oral therapies for the treatment of patients with elevated low density lipoprotein cholesterol, or LDL-C. Through scientific and clinical excellence, and a deep understanding of cholesterol biology, the experienced lipid management team at Esperion is committed to developing new LDL-C lowering therapies that will make a substantial impact on reducing global cardiovascular disease, or CVD; the leading cause of death around the world. Bempedoic acid and our lead product candidate, the bempedoic acid / ezetimibe combination, are targeted therapies that have been shown to significantly reduce elevated LDL-C levels in patients with hypercholesterolemia, including patients inadequately treated with current lipid-modifying therapies.

In the United States, 78 million people, or more than 20 percent of the population, have elevated LDL-C; an additional 73 million people in Europe also live with elevated LDL-C. It is estimated that 40 million patients in the United States are taking statins, with approximately 8.6 million of those patients requiring additional LDL-C lowering. Approximately 3.5 million U.S. patients are only able to tolerate less than the lowest approved daily starting dose of their statin and are therefore considered to be statin intolerant. It is estimated that approximately 3.3 million patients in Europe are statin intolerant and approximately 8.4 million patients require additional LDL-C lowering. Our mission as the Lipid Management Company is to provide patients and physicians with convenient, complementary, cost-effective, once-daily, oral therapies to significantly reduce elevated levels of LDL-C in patients inadequately treated with current lipid-modifying therapies.

Recent Developments

Communications with FDA

On June 26, 2017, we announced that the U.S. Food and Drug Administration, or FDA, recently confirmed the regulatory pathway to approval for the once-daily, oral combination pill of bempedoic acid 180 mg and ezetimibe 10 mg. Based on feedback from the FDA, we plan to initiate a single global pivotal Phase 3 bridging study (1002FDC-053) for the bempedoic acid / ezetimibe combination pill that will be conducted concurrently with the ongoing global pivotal Phase 3 program for bempedoic acid. The randomized, double-blind, placebo-controlled study is expected to enroll up to 350 patients with hypercholesterolemia and with atherosclerotic cardiovascular disease, or ASCVD, and/or heterozygous familial hypercholesterolemia, or HeFH, including high CVD risk primary prevention patients, whose LDL-C is not adequately controlled. The goal of this study is to evaluate the efficacy and safety of the bempedoic acid / ezetimibe combination, a convenient, cost-effective, once-daily, oral pill. We expect to initiate 1002FDC-053 in the fourth quarter of 2017 and to report top-line results by the end of 2018, and intend to use positive results from this study to support our New Drug Application, or NDA, submission for the bempedoic acid / ezetimibe combination through the abbreviated 505(b)(2) pathway by the first quarter of 2019, and our Marketing Authorization Application, or MAA, submission for an LDL-C lowering indication by the first half of 2019.

On March 20, 2017, we announced that the FDA recently confirmed that our LDL-C lowering program is adequate to support approval of bempedoic acid for an LDL-C lowering indication. Based on the successful completion of the global pivotal Phase 3 LDL-C lowering program we plan to submit our NDA for an LDL-C lowering indication by the first quarter of 2019 and our MAA for an LDL-C lowering indication by the first half of 2019. The proposed product label would include specific language for use of bempedoic acid as an adjunct to maximally tolerated statin therapy in patients with hypercholesterolemia, specifically those at high CVD risk with ASCVD and/or HeFH, who require additional LDL-C lowering.

In addition, our interactions with the FDA also addressed the ongoing CLEAR Outcomes CVOT for bempedoic acid in patients with hypercholesterolemia who are at high risk of CVD and who are only able to tolerate less than the lowest approved starting dose of a statin and can be considered statin intolerant. For purposes of the CVOT, we reached an agreement with the FDA that the following definition of statin intolerance is acceptable: "the inability to tolerate two or more statins, one at the lowest approved daily starting dose, due to an adverse effect," as defined in CLEAR Outcomes. The lowest approved daily starting statin doses include an average daily dose of <5 mg rosuvastatin, <10 mg of atorvastatin, <10 mg simvastatin, <20 mg lovastatin, <40 mg pravastatin, <40 mg fluvastatin and <2 mg of pitavastatin. Additionally, patients and investigators will provide written confirmation that the patient is statin intolerant and that the patient is aware of the benefits of statins in reducing the risk of cardiovascular events and death.

Clinical Development Updates

1002-038 — Phase 2 efficacy and safety study of the bempedoic acid / ezetimibe combination plus atorvastatin in patients with hypercholesterolemia

On August 8, 2017, we announced top-line results from the Phase 2 clinical study (1002-038), also known as the triplet oral therapy study. The six-week, Phase 2, randomized, double-blind, placebo-controlled study evaluated the efficacy and safety of bempedoic acid 180 mg, ezetimibe 10 mg and atorvastatin 20 mg (the "bempedoic acid / ezetimibe combination plus atorvastatin", or "Combo + Statin"), versus placebo, in patients with hypercholesterolemia. The primary objective of the study is to assess the LDL-C lowering efficacy of the bempedoic acid / ezetimibe combination plus atorvastatin versus placebo. Secondary objectives include assessing the percent of treated patients achieving a reduction in LDL-C levels of ≥ 50%, the percent of treated patients reaching LDL-C levels of < 70 mg/d, assessment of the effect of the bempedoic acid / ezetimibe combination plus atorvastatin therapy on additional lipid and cardiometabolic risk markers, including total cholesterol, apolipoprotein B, or apoB, non-high-density lipoprotein-cholesterol, or non-HDL-C, and high-sensitivity C-reactive protein, or hsCRP, and assessment of the safety and tolerability of the bempedoic acid / ezetimibe combination plus atorvastatin therapy, including muscle-related adverse events, or AEs. Prior to randomization, patients were washed out of all lipid-lowering therapies for six weeks. 43 patients received the bempedoic acid / ezetimibe combination plus atorvastatin and 20 patients received placebo. While analyses of the complete efficacy and safety results from 100-038 are ongoing, the top-line results are summarized as follows:

LDL-Cholesterol Percent Change from Baseline to Week 6 Endpoint

			LDL-C Week 6 Endpoint Mean (SD) mg/dL	Percent Change from Baseline
		LDL-C Baseline Mean (SD) mg/dL
	Number of Patients
Treatment Group				LS Mean (SE)	P Value
Combo + Statin	41	154 (18)	56 (17)	–64% (1.7)	<0.001
Placebo	20	156 (14)	152 (27)	–3% (3.34)	—

LS = least squares; SD = standard deviation; SE = standard error; mITT population

hsCRP Nonparametric Analysis

			Percent Change from Baseline
Treatment Group	Number of Patients	Baseline Level (mg/L)	Median Change	P Value
Combo + Statin	41	1.94	–48%	<0.001
Placebo	19	1.64	–3%	—

mITT population

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  After six weeks of treatment with the bempedoic acid / ezetimibe combination plus atorvastatin, the primary endpoint of the study, LDL-C levels were lowered by 64% (p<0.001), with an average reduction of 3% for patients dosed with placebo. The maximal effect on LDL-C lowering was seen at 3 weeks into the study.

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  95% of patients treated with the bempedoic acid / ezetimibe combination plus atorvastatin achieved an LDL-C reduction of ≥ 50%. 90% of the treated patients with the bempedoic acid / ezetimibe combination plus atorvastatin achieved an LDL-C level of < 70 mg/dL.

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  hsCRP, a marker of the underlying inflammation associated with CVD, was reduced by 48% (p<0.001=0.26) for patients dosed with the bempedoic acid / ezetimibe combination plus atorvastatin after six weeks of therapy, versus a 3% reduction with placebo.

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  Clinically significant reductions in total cholesterol, apoB and non-HDL-C were seen in the patients treated with the bempedoic acid / ezetimibe combination plus atorvastatin.

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  Discontinuation rates for the bempedoic acid / ezetimibe combination plus atorvastatin were low and comparable to placebo. There were no increases (repeated and confirmed) in liver function tests or levels of creatine kinase, or CK, an enzyme associated with muscle damage. Elevations in liver function teats and CK have been observed with use of statins.

1002-038 Study Design.    This multi-center, randomized, double-blind, placebo-controlled, parallel group Phase 2 study consisted of two periods. Patients initially underwent screening at Week-6 (Visit S1). Eligible patients began washout of all LDL-C lowering drugs and nutritional supplements at least five weeks prior to randomization. Patients returned at Week-1 (Visit S2) for lipid and/or other assessments. At Week 0

(Visit T1), 63 patients were randomized in a ratio of 2:1 to receive either the bempedoic acid /ezetimibe combination plus atorvastatin or placebo once daily for 6 weeks.

1002-038 Study Population.    63 patients were enrolled and randomized, of whom 80% were Caucasian and 64% were female, and the average age of all patients was 61 years.

1002-038 Safety and Tolerability Profile.    The bempedoic acid / ezetimibe combination plus atorvastatin appeared to be safe and well tolerated and produced no increases in AEs. Rates of discontinuation due to an adverse event were low. There were no reported serious adverse events in the study. Rates of muscle-related AEs for the bempedoic acid / ezetimibe combination plus atorvastatin were similar to those seen with placebo. There were no elevations (repeated and confirmed) in liver function tests or in CK.

Number (%) of Patients
	Combo + Statin N=43		Placebo N=20
Overview of SAEs and Discontinuations
Any AEs	15 (35%	)	7 (35%	)
Serious AE(s)	—		—
Total Related AEs	8 (18.6%	)	2 (10%	)
Study Drug Discontinuation due to AE(s)	3 (7%	)	1 (5%	)

 Safety and Tolerability — Overview of Muscle-Related Adverse Events (AEs)

Number (%) of Patients
Muscle-Related Treatment Emergent Adverse Events (AEs)	Combo + Statin N=43		Placebo N=20
Any Potential Muscle AEs	7 (16.3%	)	6 (30%	)
Related Potential Muscle AEs	2 (4.7%	)	2 (10%	)
Discontinuation due to Muscle-related AE	1 (2.3%	)	1 (5%	)

 Corporate Information

We were founded in January 2008 by former executives of and investors in the original Esperion Therapeutics, Inc., a biopharmaceutical company, which was primarily focused on the research and development of therapies to regulate high-density lipoprotein cholesterol, or HDL-cholesterol. After successfully completing a Phase 2a clinical study with its synthetic HDL-cholesterol therapy ETC-216, the original Esperion was acquired by Pfizer Inc. in 2004. Bempedoic acid was first discovered at the original Esperion and we subsequently acquired the rights to the product from Pfizer in 2008.

Our principal executive offices are located at 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108 and our telephone number is (734) 887-3903. Our website address is www.esperion.com.

The Offering

Common stock offered by us	3,100,000 shares of common stock.
Option to purchase additional shares	We have granted the underwriters an option for a period of 30 days to purchase up to 465,000 additional shares of common stock.
Common stock to be outstanding after this offering	25,693,162 shares of common stock (or 26,158,162 shares of common stock if the underwriters exercise their option to purchase additional shares in full).
Use of Proceeds

We intend to use the net proceeds from this offering to continue to fund the CLEAR Outcomes CVOT for patients with hypercholesterolemia with ASCVD and/or HeFH, or who are at high risk for CVD, and who are only able to tolerate less than the lowest approved daily starting doses of a statin and can be considered statin intolerant; support the NDA and MAA submission activities and our operations through regulatory approvals for LDL-C lowering indications for the bempedoic acid / ezetimibe combination pill and bempedoic acid; support pre-commercial launch activities for the bempedoic acid / ezetimibe combination pill and bempedoic acid; initiate development activities for a reformulated tablet of bempedoic acid for nonalcoholic steatohepatitis, or NASH, indications; and for working capital and general corporate and administrative expenses. See "Use of Proceeds" on page S-42.

Risk Factors

This investment involves a high degree of risk. You should read the description of risks set forth under "Risk Factors" beginning on page S-10 of this prospectus supplement or otherwise incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase our securities.

NASDAQ Global Market Symbol	"ESPR"

The number of shares of our common stock to be outstanding immediately after this offering is based on 22,593,162 shares outstanding as of June 30, 2017, and does not include:

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  452,434 shares of common stock issuable upon the exercise of outstanding options under our 2008 Incentive Stock Option and Restricted Stock Plan with a weighted-average exercise price of $2.28 per share, as of June 30, 2017;

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  3,813,422 shares of common stock issuable upon the exercise of outstanding options and vesting of restricted stock units under our Amended and Restated 2013 Stock Option and Incentive Plan with a weighted-average exercise price of $29.77 per share, as of June 30, 2017;

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  102,000 shares of common stock issuable upon the exercise of outstanding options under our 2017 Inducement Equity Plan with an exercise price of $37.31 per share, as of June 30, 2017;

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  155,582 shares of common stock reserved for future issuance under our Amended and Restated 2013 Stock Option and Incentive Plan, as of June 30, 2017;

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  648,000 shares of common stock reserved for future issuance under our 2017 Inducement Equity Plan, as of June 30, 2017; and

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  256,590 shares of common stock issuable upon the exercise of warrants with a weighted-average exercise price of $7.25 per share, as of June 30, 2017.

RISK FACTORS

Investing in our common stock involves risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described below. You should also consider the risks, uncertainties and assumptions discussed under the heading "Risk Factors" included in our most recent annual report on Form 10-K, and included in our Quarterly Reports for the fiscal quarters ended March 31, 2017 and June 30, 2017, which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled "Cautionary Statement Regarding Forward-Looking Statements."

 Risks Related to our Business and the Clinical Development and Commercialization of Our Product
Candidates

We depend almost entirely on the success of two product candidates, the bempedoic acid / ezetimibe combination pill and bempedoic acid, which are in Phase 3 clinical development. We cannot be certain that we will be able to obtain regulatory approval for, or successfully commercialize, our product candidates.

The bempedoic acid / ezetimibe combination pill and bempedoic acid are our only product candidates in clinical development, and our business depends almost entirely on their successful clinical development, regulatory approvals and commercialization. We currently have no drug products for sale and may never be able to develop marketable drug products. The bempedoic acid / ezetimibe combination and bempedoic acid will require substantial additional clinical development, testing, and regulatory approvals before we are permitted to commence their commercialization. The clinical studies of our product candidates are, and the manufacturing and marketing of our product candidates will be, subject to extensive and rigorous review and regulation by numerous government authorities in the U.S. and in other countries where we intend to test and, if approved, market any product candidate. Before obtaining regulatory approvals for the commercial sale of any product candidate, we must demonstrate through preclinical testing and clinical studies that the product candidate is safe and effective for use in each target indication. This process can take many years and require the expenditure of substantial resources beyond the proceeds we have raised, and may include post-marketing studies and surveillance, including a Risk Evaluation and Mitigation Strategy, or REMS program. Of the large number of drugs in development in the U.S., only a small percentage successfully complete the approval process at the FDA, EMA or any other foreign regulatory agency, and are commercialized. Accordingly, even if we are able to obtain the requisite financing to continue to fund our development and clinical programs, we cannot assure you that the bempedoic acid / ezetimibe combination and bempedoic acid or any other of our product candidates will be successfully developed or commercialized.

We are not permitted to market our product candidates in the U.S. or Europe until we receive approval of an NDA from the FDA, a MAA from the EMA, or in any other foreign countries until we receive the requisite approval from such countries. As a condition to submitting an NDA or MAA for the bempedoic acid / ezetimibe combination to treat patients with hypercholesterolemia, we intend to initiate and complete the global pivotal Phase 3 bridging study (1002FDC-053) in addition to the global pivotal Phase 3 LDL-C lowering program for bempedoic acid, to support an NDA submission for an LDL-C lowering indication. As a condition to submitting an NDA or MAA for bempedoic acid to treat patients with hypercholesterolemia, we have currently completed eight Phase 2 clinical studies and expect to complete the global pivotal Phase 3 LDL-C lowering efficacy and safety studies to support an NDA submission for an LDL-C lowering indication, and to complete the CLEAR Outcomes CVOT to support an NDA submission for a CVD risk reduction indication.

Additionally, we currently intend to submit NDAs in tandem for the bempedoic acid / ezetimibe combination and for bempedoic acid for LDL-C lowering indications by the first quarter of 2019 if we successfully complete our Phase 3 bridging study and Phase 3 LDL-C lowering program, based on the FDA's recent guidance that these programs are adequate to support approval of an LDL-C lowering indication. However, there is no guarantee that the FDA will view results from our Phase 3 bridging study or global pivotal Phase 3 LDL-C lowering program alone as sufficient to support approval of an LDL-C lowering indication for the bempedoic acid / ezetimibe combination or bempedoic acid. In the event that FDA determines LDL-C lowering is no longer a surrogate endpoint for initial approval of the bempedoic acid / ezetimibe combination or bempedoic acid in the future, we would plan to submit our NDA for bempedoic acid with a proposed indication of CV risk reduction in statin intolerant patients on the basis of a completed and successful CLEAR Outcomes CVOT, which would include the results of the global pivotal Phase 3 LDL-C lowering program, by 2022. Obtaining approval of an NDA is a complex, lengthy, expensive and uncertain process, and the FDA may delay, limit or deny approval of the bempedoic acid / ezetimibe combination pill and bempedoic acid for many reasons, including, among others:

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  the FDA, EMA or any other regulatory authorities may change their approval policies or adopt new regulations, including with respect to whether LDL-C lowering is a surrogate endpoint for initial approval of the bempedoic acid / ezetimibe combination or bempedoic acid;

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  the FDA, EMA or any other regulatory authorities may change their approval policies for an LDL-C lowering indication for the bempedoic acid / ezetimibe combination or bempedoic acid if there is a shift in the future standard-of-care for statin intolerant patients with hypercholesterolemia;

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  we may not be able to demonstrate that the bempedoic acid / ezetimibe combination and bempedoic acid are safe and effective in treating patients with hypercholesterolemia to the satisfaction of the FDA, EMA or any other regulatory agency;

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  the results of our clinical studies may not meet the level of statistical or clinical significance required by the FDA or EMA for marketing approval;

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  the magnitude of the treatment effect must also be clinically meaningful along with the drug's safety for a favorable benefit/risk assessment by the FDA, EMA or any other regulatory agency;

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  the FDA, EMA or any other regulatory agency may change in the future the number, design, size, duration, patient enrollment criteria, exposure of patients, or conduct or implementation of our clinical studies;

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  the FDA, EMA or any other regulatory agency may require that we conduct additional clinical studies;

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  the FDA, EMA or any other regulatory agency may not approve the formulation, specifications or labeling of the bempedoic acid / ezetimibe combination or bempedoic acid;

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  the clinical research organizations, or CROs, that we retain to conduct our clinical studies may take actions outside of our control that materially adversely impact our clinical studies;

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  the FDA, EMA or any other regulatory agency may find the data from preclinical studies and clinical studies insufficient to demonstrate that the clinical and other benefits of the bempedoic acid / ezetimibe combination or bempedoic acid outweigh the safety risks;

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  the FDA, EMA or any other regulatory agency may disagree with our interpretation of data from our preclinical studies and clinical studies;

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  the FDA, EMA or any other regulatory agency may not accept data generated at our clinical study sites;

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  if our NDAs, if and when submitted, are reviewed by an advisory committee, the FDA may have difficulties scheduling an advisory committee meeting in a timely manner or the advisory committee may recommend against approval of our applications or may recommend that the FDA require, as a condition of approval, additional preclinical studies or clinical studies, limitations in approved labeling or distribution and use restrictions;

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  the FDA, EMA or any other regulatory agency may require the development of a REMS as a condition of approval or post-approval; or

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  the FDA, EMA or any other regulatory agency may not approve the manufacturing processes or facilities of third-party manufacturers with which we contract.

Any of these factors, many of which are beyond our control, could jeopardize our ability to obtain regulatory approval for and successfully market the bempedoic acid / ezetimibe combination and bempedoic acid. Moreover, because our business is almost entirely dependent upon these product candidates, any setback in our pursuit of its regulatory approval would have a material adverse effect on our business and prospects.

The development and approvals required for the approval of the bempedoic acid / ezetimibe combination pill are substantially identical to those for bempedoic acid, and the risks relating to the clinical development and approval of bempedoic acid apply equally to the bempedoic acid / ezetimibe combination pill. The FDA accepted our submission of an IND application for the bempedoic acid / ezetimibe combination in the second quarter of 2016 and we completed a bioavailability study. We announced the clinical development and regulatory plans for the bempedoic acid / ezetimibe combination in June 2017. Any failure in our development of bempedoic acid would materially and adversely affect our ability to develop, seek approval for and commercialize the bempedoic acid / ezetimibe combination pill for the planned indications. In addition, even if bempedoic acid succeeds in its clinical development and is approved for one or more indications, there can be no assurance that the bempedoic acid / ezetimibe combination pill would be developed successfully and approved for the same indications or at all, and vice versa.

Failures or delays in the completion of our global pivotal Phase 3 efficacy and safety studies, our planned global pivotal Phase 3 bridging study for the bempedoic acid / ezetimibe combination or our CLEAR Outcomes CVOT for bempedoic acid could result in increased costs to us and could delay, prevent or limit our ability to generate revenue and continue our business.

In January 2016, we commenced our global pivotal Phase 3 long-term safety and tolerability study (Study 1). We initiated our three remaining global pivotal Phase 3 LDL-C lowering efficacy studies and the CLEAR Outcomes CVOT in December 2016. We do not know whether our ongoing clinical studies will be completed on schedule, if at all. We plan to initiate our global pivotal Phase 3 bridging study for the bempedoic acid / ezetimibe combination by the fourth quarter of 2017. We do not know whether this study will be commenced or completed on schedule. Successful completion of such clinical studies and, if required by the FDA due to a change in regulatory policy, our CLEAR Outcomes CVOT, are likely prerequisites to submitting an initial NDA to the FDA, MAA to the EMA or a similar application to any other foreign regulatory authorities from whom we seek to obtain approval and, consequently, the ultimate approval and commercialization of the bempedoic acid / ezetimibe combination and bempedoic acid. The commencement and completion of clinical studies can be delayed or prevented for a number of reasons, including, among others:

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  the FDA, EMA or any other regulatory authority may not agree to the study design or overall program;

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  the FDA, EMA or any other regulatory authority may place a clinical study on hold;

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  delays in reaching or failing to reach agreement on acceptable terms with prospective CROs and study sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and study sites;

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  inadequate quantity or quality of a product candidate or other materials necessary to conduct clinical studies;

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  difficulties or delays obtaining institutional review board, or IRB, approval to conduct a clinical study at a prospective site or sites;

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  challenges in recruiting and enrolling patients to participate in clinical studies or in our CLEAR Outcomes CVOT, including the size and nature of the patient population, the proximity of patients to clinical sites, eligibility criteria for the clinical study, the nature of the clinical study protocol, the availability of approved effective treatments for the relevant disease and competition from other clinical study programs, including PCSK9 inhibitors, for similar indications;

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  severe or unexpected drug-related side effects experienced by patients in a clinical study, including instances of muscle pain or weakness or other side effects;

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  reports from preclinical or clinical testing of other cardiometabolic therapies that raise safety or efficacy concerns; and

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  difficulties retaining patients who have enrolled in a clinical study but may be prone to withdraw due to rigors of the study, lack of efficacy, side effects, personal issues or loss of interest.

Clinical studies may also be delayed or terminated as a result of ambiguous or negative interim results. In addition, a clinical study may be suspended or terminated by us, the FDA, the EMA, the IRBs at the sites where the IRBs are overseeing a clinical study, a data safety monitoring committee, or DMC, overseeing the clinical study at issue or any other regulatory authorities due to a number of factors, including, among others:

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  failure to conduct the clinical study in accordance with regulatory requirements or our clinical protocols;

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  inspection of the clinical study operations or study sites by the FDA, EMA or any other regulatory authorities that reveals deficiencies or violations that require us to undertake corrective action, including the imposition of a clinical hold;

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  unforeseen safety issues;

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  changes in government regulations or administrative actions;

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  problems with clinical supply materials; and

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  lack of adequate funding to continue the clinical study.

Positive results from completed Phase 1 and Phase 2 clinical studies of bempedoic acid are not necessarily predictive of the results of our ongoing global pivotal Phase 3 LDL-C lowering studies and CLEAR Outcomes CVOT of bempedoic acid or our planned global pivotal Phase 3 bridging study for the bempedoic acid / ezetimibe combination, nor do they guarantee approval of the bempedoic acid / ezetimibe combination or bempedoic acid by the FDA, EMA or any other regulatory agency. If we cannot replicate the positive results from our completed Phase 1 and Phase 2 clinical studies of bempedoic acid in our ongoing and planned clinical studies and CVOT, we may be unable to successfully develop, obtain regulatory approval for and commercialize the bempedoic acid / ezetimibe combination or bempedoic acid.

There is a high failure rate for drugs proceeding through clinical studies. Even if we are able to complete our ongoing global pivotal Phase 3 LDL-C studies, CLEAR Outcomes CVOT, global pivotal Phase 3 bridging study for the bempedoic acid / ezetimibe combination, and any potential additional Phase 3 clinical studies of bempedoic acid according to our current development timeline, the positive results from our completed Phase 1 and Phase 2 clinical studies of bempedoic acid, including those of our Phase 2 PK/PD (1002-035) study completed in October 2016, may not be replicated in our ongoing global pivotal Phase 3 LDL-C studies, CLEAR Outcomes CVOT, or planned global pivotal Phase 3 bridging study results, nor do they guarantee approval of the bempedoic acid / ezetimibe combination or bempedoic acid by the FDA, EMA or any other regulatory authorities in a timely manner or at all. Many companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in late-stage clinical studies after achieving positive results in early stage development, and we cannot be certain that we will not face similar setbacks. These setbacks have been caused by, among other things, preclinical findings made while clinical studies were underway or safety or efficacy observations made in clinical studies, including previously unreported adverse events. In addition, regulatory delays or rejections may be encountered as a result of many factors, including changes in regulatory policy during the period of product development.

Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that believed their product candidates performed satisfactorily in preclinical studies and clinical studies nonetheless failed to obtain FDA and/or EMA approval. If we fail to obtain positive results in our ongoing global pivotal Phase 3 LDL-C studies, CLEAR Outcomes CVOT, global pivotal Phase 3 bridging study for the bempedoic acid / ezetimibe combination, and any potential additional Phase 3 clinical studies of bempedoic acid, the development timeline and regulatory approval and commercialization prospects for our leading product candidate, and, correspondingly, our business and financial prospects, would be materially adversely affected.

We will need substantial additional capital in the future. If additional capital is not available, we will have to delay, reduce or cease operations.

We reported top-line results from our Phase 2 (1002-008) clinical study in October 2014, our Phase 2 (1002-009) clinical study in March 2015, our Phase 2 (1002-014) exploratory clinical safety study in July 2015, and our Phase 2 PK/PD (1002-035) clinical study and Phase 1 PK (1002-037) study in October 2016. We held our End-of-Phase 2 meeting with the FDA in August 2015. In January 2016, we commenced our global pivotal Phase 3 long-term safety study (Study 1). We engaged in active dialogue in 2016 with the FDA and EMA to discuss our global pivotal Phase 3 clinical program for bempedoic acid in the statin intolerant patient population and, based on that dialogue, announced our clinical development and regulatory plans for bempedoic acid in June 2016. We initiated our global pivotal Phase 3 LDL-C lowering efficacy studies and our CLEAR Outcomes CVOT in December 2016. In March 2017, we announced that the FDA confirmed that our global pivotal Phase 3 LDL-C lowering program is adequate to support approval of an LDL-C lowering indication for bempedoic acid, and reached an agreement with the FDA on the definition of statin intolerance. In June 2017, we announced that the FDA confirmed the regulatory pathway to approval for the bempedoic acid / ezetimibe combination pill. However, there is no guarantee that the FDA will view results from our Phase 3 bridging study or global pivotal Phase 3 LDL-C lowering program alone as sufficient to support approval for the bempedoic acid / ezetimibe combination or bempedoic acid. We currently intend to submit an NDA for an LDL-C lowering indication for the bempedoic acid / ezetimibe combination through the abbreviated 505(b)(2) pathway by the first quarter of 2019 if we successfully complete our Phase 3 bridging study and our global pivotal Phase 3 LDL-C lowering program. We currently intend to submit an NDA for bempedoic acid for an LDL-C lowering indication in patients with hypercholesterolemia by the first quarter of 2019 if we successfully complete our global pivotal Phase 3 LDL-C lowering program.

In the event that FDA determines LDL-C lowering is no longer a surrogate endpoint for initial approval of the bempedoic acid / ezetimibe combination or bempedoic acid in the future, we would plan to submit our NDA for bempedoic acid (monotherapy) for a CV risk reduction indication on the basis of a completed and successful CVOT, which would include the results of the global pivotal Phase 3 LDL-C lowering program, by 2022. We expect that these clinical studies, plus any additional clinical studies that we undertake for the clinical development of the bempedoic acid / ezetimibe combination or bempedoic acid, will consume substantial additional financial resources. We expect that our existing cash and cash equivalents, together with the proceeds from this offering, only will be sufficient to fund our operations into early 2020. We will need to raise additional capital to continue to fund the further development and commercialization of the bempedoic acid / ezetimibe combination and bempedoic acid and our operations. Our future capital requirements may be substantial and will depend on many factors including:

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  the scope, size, rate of progress, results and costs of completing our CLEAR Outcomes CVOT of bempedoic acid;

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  the scope, size, rate of progress, results and costs of completing our global pivotal Phase 3 LDL-C lowering program of bempedoic acid, which currently includes multiple global pivotal Phase 3 clinical efficacy and safety studies;

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  the scope, size, rate of progress, results and costs of clinical development of the bempedoic acid / ezetimibe combination pill for the same indications as bempedoic acid, including that of our planned global pivotal Phase 3 bridging study;

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  the cost, timing and outcome of our efforts to obtain marketing approval for the bempedoic acid / ezetimibe combination and bempedoic acid, including to fund the preparation and filing of two NDAs with the FDA and two MAAs with the EMA for the bempedoic acid / ezetimibe combination and bempedoic acid and to satisfy related FDA and EMA requirements;

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  the number and characteristics of any additional product candidates we develop or acquire;

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  the costs associated with commercializing the bempedoic acid / ezetimibe combination and bempedoic acid or any future product candidates if we receive marketing approval, including the cost and timing of developing sales and marketing capabilities or entering into strategic collaborations to market and sell the bempedoic acid / ezetimibe combination and bempedoic acid or any future product candidates;

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  the cost of manufacturing the bempedoic acid / ezetimibe combination and bempedoic acid or any future product candidates and any products we successfully commercialize; and

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  the costs associated with general corporate activities, such as the cost of filing, prosecuting and enforcing patent claims.

Changing circumstances may cause us to consume capital significantly faster than we currently anticipate. Because the outcome of any clinical study is highly uncertain, we cannot reasonably estimate the actual amounts necessary to successfully complete the development, regulatory approval and commercialization of the bempedoic acid / ezetimibe combination and bempedoic acid and any future product candidates. Additional financing may not be available when we need it or may not be available on terms that are favorable to us. In addition, we may seek additional capital due to favorable market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. If adequate funds are unavailable to us on a timely basis, or at all, we may not be able to continue the development of the bempedoic acid / ezetimibe combination and bempedoic acid or any future product candidate, or to commercialize the bempedoic acid / ezetimibe combination and bempedoic acid or any future product candidate, if approved, unless we find a partner.

We are an emerging pharmaceutical company and have not generated any revenue from product sales. We have incurred significant operating losses since our inception, and anticipate that we will incur continued losses for the foreseeable future.

We have a limited operating history on which to base your investment decision. Pharmaceutical product development is a highly speculative undertaking and involves a substantial degree of risk. We were incorporated in January 2008. Our operations to date have been limited primarily to organizing and staffing our company and conducting research and development activities for bempedoic acid. We have never generated any revenue from product sales. We have not obtained regulatory approvals for any of our product candidates. As such, we are subject to all the risks incident to the development, regulatory approval and commercialization of new pharmaceutical products and we may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors.

Since our inception, we have focused substantially all of our efforts and financial resources on developing bempedoic acid, which commenced Phase 3 clinical development in January 2016. We have funded our operations to date primarily through proceeds from sales of preferred stock, public offerings of common stock, convertible promissory notes and warrants and the incurrence of indebtedness, and we have incurred losses in each year since our inception. Our net losses were $75.0 million, $49.8 million and $36.4 million for the years ended December 31, 2016, 2015 and 2014, respectively, and $83.9 million and $28.6 million for the six months ended June 30, 2017 and 2016, respectively. As of June 30, 2017, we had an accumulated deficit of $313.2 million. Substantially all of our operating losses resulted from costs incurred in connection with our development program and from general and administrative costs associated with our operations. We expect to incur increasing levels of operating losses over the next several years and for the foreseeable future. Our prior losses, combined with expected future losses, have had and will continue to have an adverse effect on our stockholders' equity and working capital. We expect our research and development expenses to significantly increase in connection with our additional clinical studies of bempedoic acid, particularly our Phase 3 program and CLEAR Outcomes CVOT, as well as any clinical studies that we undertake to develop the bempedoic acid / ezetimibe combination, including our planned global pivotal Phase 3 bridging study, and development of any other product candidates we may choose to pursue. In addition, if we obtain marketing approval for the bempedoic acid / ezetimibe combination or bempedoic acid, we will also incur significant sales, marketing and outsourced manufacturing expenses. As a public company, we have incurred and will continue to incur additional costs associated with operating as a public company, particularly now that we are no longer an "emerging growth company." As a result, we expect to continue to incur significant and increasing operating losses for the foreseeable future. Because of the numerous risks and uncertainties associated with developing pharmaceutical products, we are unable to predict the extent of any future losses or when we will become profitable, if at all. Even if we do become profitable, we may not be able to sustain or increase our profitability on a quarterly or annual basis.

Changes in regulatory requirements, FDA or EMA guidance or unanticipated events during our global pivotal Phase 3 clinical studies, our global pivotal Phase 3 bridging study for the bempedoic acid / ezetimibe combination, or our CVOT of bempedoic acid may occur, which may result in changes to clinical study protocols or additional clinical study requirements, which could result in increased costs to us and could delay our development timeline.

Changes in regulatory requirements, FDA or EMA guidance or unanticipated events during our clinical studies may force us to amend clinical study protocols or the FDA or EMA may impose additional clinical study requirements. Significant amendments to our clinical study protocols may require resubmission to the FDA and/or IRBs for review and approval, which may adversely impact the cost, timing and/or successful completion of these studies. If we experience substantial delays completing — or if we terminate — any of our global pivotal Phase 3 clinical studies, our Phase 3 bridging study, or our CVOT, or if we are required to conduct additional clinical studies, the commercial prospects for the bempedoic acid / ezetimibe combination and bempedoic acid may be harmed and our ability to generate product revenue will be delayed.

Even though we completed enrollment of Study 1 ahead of schedule, we may not be able to identify and enroll the requisite number of patients in our Phase 3 bridging study, our remaining global pivotal Phase 3 LDL-C lowering studies, our CLEAR Outcomes CVOT, or any study that we undertake to support the development of our product candidates. Even if we are successful in enrolling patients, we may not ultimately be able to demonstrate sufficient clinical benefits from the bempedoic acid / ezetimibe combination and bempedoic acid, and our failure to do so may delay or hinder our ability to obtain FDA or EMA approval for these product candidates. We currently intend to submit NDAs in tandem for the bempedoic acid / ezetimibe combination and for bempedoic acid for LDL-C lowering indications by the first quarter of 2019 if we successfully complete our Phase 3 bridging study and Phase 3 LDL-C lowering program, based on the FDA's recent guidance that these programs are adequate to support approval of an LDL-C lowering However, the FDA has indicated its position regarding an LDL-C lowering indication could be impacted by potential future changes in their view of LDL-C lowering as a surrogate endpoint or the possibility of a shift in the future standard-of-care for statin intolerant patients with hypercholesterolemia, and there is no guarantee that the FDA will view results from our Phase 3 bridging study and global pivotal Phase 3 LDL-C lowering program alone as sufficient to support approvals of an LDL-C lowering indication. Conducting our CLEAR Outcomes CVOT will be costly and time-consuming, and any requirement to complete the CVOT prior to approval of bempedoic acid would adversely affect our development timeline and financial condition.

We have limited experience using the 505(b)(2) regulatory pathway to submit an NDA or any similar drug approval filing to the FDA, and we cannot be certain that any of our product candidates will receive regulatory approval.

We are developing bempedoic acid / ezetimibe combination for which we may seek FDA approval through the Section 505(b)(2) regulatory pathway. The Drug Price Competition and Patent Term Restoration Act of 1984, also known as the Hatch-Waxman Act, added Section 505(b)(2) to the Federal Food, Drug and Cosmetic Act, or FDCA. Section 505(b)(2) permits the filing of an NDA where at least some of the information required for approval comes from studies that were not conducted by or for the applicant and for which the applicant has not obtained a right of reference. Section 505(b)(2) would allow an NDA we submit to FDA to rely in part on data in the public domain or the FDA's prior conclusions regarding the safety and effectiveness of approved compounds, which could expedite the development program for our product candidates by potentially decreasing the amount of clinical data that we would need to generate in order to obtain FDA approval. If the FDA does not allow us to pursue the Section 505(b)(2) regulatory pathway as anticipated, we may need to conduct additional clinical trials, provide additional data and information, and meet additional standards for regulatory approval. If this were to occur, the time and financial resources required to obtain FDA approval for these product candidates, and complications and risks associated with these product candidates, would likely substantially increase. We could need to obtain additional funding, which could result in significant dilution to the ownership interests of our existing stockholders to the extent we issue equity securities or convertible debt. We cannot assure you that we would be able to obtain such additional financing on terms acceptable to us, if at all. Moreover, inability to pursue the Section 505(b)(2) regulatory pathway could result in new competitive products reaching the market more quickly than our product candidates, which would likely materially adversely impact our competitive position and prospects. Even if we are allowed to pursue the Section 505(b)(2) regulatory pathway, we cannot assure you that the bempedoic acid / ezetimibe combination will receive the requisite approvals for commercialization.

In addition, notwithstanding the approval of a number of products by the FDA under Section 505(b)(2) over the last few years, certain brand-name pharmaceutical companies and others have objected to the FDA's interpretation of Section 505(b)(2). If the FDA's interpretation of Section 505(b)(2) is successfully challenged, the FDA may change its 505(b)(2) policies and practices, which could delay or even prevent the FDA from approving any NDA that we submit under Section 505(b)(2). In addition, the pharmaceutical industry is highly competitive, and Section 505(b)(2) NDAs are subject to special requirements designed to protect the patent rights of sponsors of previously approved drugs that are referenced in a Section 505(b)(2) NDA. These requirements may give rise to patent litigation and mandatory delays in approval of our NDAs for up to 30 months or longer depending on the outcome of any litigation. It is not uncommon for a manufacturer of an approved product to file a citizen petition with the FDA seeking to delay approval of, or impose additional approval requirements for, pending competing products. If successful, such petitions can significantly delay, or even prevent, the approval of the new product. However, even if the FDA ultimately denies such a petition, the FDA may substantially delay approval while it considers and responds to the petition. In addition, even if we are able to utilize the Section 505(b)(2) regulatory pathway, there is no guarantee this would ultimately lead to accelerated product development or earlier approval.

Moreover, even if our product candidates are approved under Section 505(b)(2), the approval may be subject to limitations on the indicated uses for which the products may be marketed or to other conditions of approval, or may contain requirements for costly post-marketing testing and surveillance to monitor the safety or efficacy of the products.

Even if we receive marketing approval for the bempedoic acid / ezetimibe combination or bempedoic acid, we may still face future development and regulatory difficulties.

Even if we receive marketing approval for the bempedoic acid / ezetimibe combination or bempedoic acid, regulatory authorities may still impose significant restrictions on the bempedoic acid / ezetimibe combination or bempedoic acid's indicated uses or marketing or impose ongoing requirements for potentially costly post-approval studies, such as a CVOT. The bempedoic acid / ezetimibe combination and bempedoic acid will also be subject to ongoing FDA requirements governing the packaging, storage, labeling, advertising and promotion of the product, recordkeeping and submission of safety updates and other post-marketing information. The FDA has significant post-marketing authority, including, for example, the authority to require labeling changes based on new safety information and to require post-marketing studies or clinical studies to evaluate serious safety risks related to the use of a drug product. The FDA also has the authority to require, as part of an NDA or post-approval, the submission of a REMS. Any REMS required by the FDA may lead to increased costs to assure compliance with post-approval regulatory requirements and potential requirements or restrictions on the sale of approved products, all of which could lead to lower sales volume and revenue. The EMA and other foreign regulatory authorities may impose similar requirements on the bempedoic acid / ezetimibe combination or bempedoic acid as those described above with respect to the FDA.

Manufacturers of drug products and their facilities are subject to continual review and periodic inspections by the FDA and other regulatory authorities for compliance with current Good Manufacturing Practices and other regulations. If we or a regulatory agency discover problems with the bempedoic acid / ezetimibe combination or bempedoic acid, such as adverse events of unanticipated severity or frequency, or problems with the facility where the bempedoic acid / ezetimibe combination or bempedoic acid is manufactured, a regulatory agency may impose restrictions on the bempedoic acid / ezetimibe combination or bempedoic acid, the manufacturer or us, including requiring withdrawal of the bempedoic acid / ezetimibe combination or bempedoic acid from the market or suspension of manufacturing. If we, the bempedoic acid / ezetimibe combination or bempedoic acid or the manufacturing facilities for the bempedoic acid / ezetimibe combination or bempedoic acid fail to comply with applicable regulatory requirements, a regulatory agency may, among other things:

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  issue warning letters or untitled letters;

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  seek an injunction or impose civil or criminal penalties or monetary fines;

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  suspend or withdraw marketing approval;

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  suspend any ongoing clinical studies;

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  refuse to approve pending applications or supplements to applications submitted by us;

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  suspend or impose restrictions on operations, including costly new manufacturing requirements; or

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  seize or detain products, refuse to permit the import or export of products, or request that we initiate a product recall.

Even if we receive marketing approval for the bempedoic acid / ezetimibe combination or bempedoic acid in the U.S., we may never receive regulatory approval to market the bempedoic acid / ezetimibe combination or bempedoic acid outside of the U.S., and vice versa.

In order to market any product outside of the U.S., we must establish and comply with the numerous and varying efficacy, safety and other regulatory requirements of the countries in which we intend to market our product. Approval procedures vary among countries and can involve additional product candidate testing and additional administrative review periods. The time required to obtain approvals in other countries might differ from that required to obtain FDA approval. The marketing approval processes in other countries may include all of the risks detailed above regarding FDA approval in the U.S. as well as other risks, or vice versa. In particular, in many countries outside of the U.S., products must receive pricing and reimbursement approval before the product can be commercialized. Obtaining this approval can result in substantial delays in bringing products to market in such countries. Marketing approval in one country does not ensure marketing approval in another, but a failure or delay in obtaining marketing approval in one country may have a negative effect on the regulatory process in others. Failure to obtain marketing approval in other countries or any delay or other setback in obtaining such approval would impair our ability to commercialize the bempedoic acid / ezetimibe combination or bempedoic acid in such foreign markets. Any such impairment would reduce the size of our potential market, which could have a material adverse impact on our business, results of operations and prospects.

Even if we receive marketing approval for the bempedoic acid / ezetimibe combination or bempedoic acid, it may not achieve broad market acceptance, which would limit the revenue that we generate from its sales.

The commercial success of the bempedoic acid / ezetimibe combination or bempedoic acid, if approved by the FDA or other regulatory authorities, will depend upon the awareness and acceptance of the bempedoic acid / ezetimibe combination and bempedoic acid among the medical community, including physicians, patients and healthcare payors. Market acceptance of the bempedoic acid / ezetimibe combination and bempedoic acid, if approved, will depend on a number of factors, including, among others:

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  the bempedoic acid / ezetimibe combination and bempedoic acid's demonstrated ability to treat statin intolerant patients for LDL-C lowering or CV risk reduction as an add-on for patients already on statin therapy, as compared with other available therapies;

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  the relative convenience and ease of administration of the bempedoic acid / ezetimibe combination and bempedoic acid, including as compared with other treatments for patients for LDL-C lowering or CV risk reduction;

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  the prevalence and severity of any adverse side effects such as muscle pain or weakness;

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  limitations or warnings contained in the labeling approved for the bempedoic acid / ezetimibe combination or bempedoic acid by the FDA;

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  availability of alternative treatments, including a number of competitive therapies already approved for LDL-C lowering or CV risk reduction, including PCSK9 inhibitors, or expected to be commercially launched in the near future;

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  pricing and cost effectiveness;

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  the effectiveness of our sales and marketing strategies;

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  our ability to increase awareness of the bempedoic acid / ezetimibe combination or bempedoic acid through marketing efforts;

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  our ability to obtain sufficient third-party coverage or reimbursement; and

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  the willingness of patients to pay out-of-pocket in the absence of third-party coverage.

If the bempedoic acid / ezetimibe combination or bempedoic acid is approved but does not achieve an adequate level of acceptance by patients, physicians and payors, we may not generate sufficient revenue from the bempedoic acid / ezetimibe combination and bempedoic acid to become or remain profitable. Our efforts to educate the medical community and third-party payors about the benefits of the bempedoic acid / ezetimibe combination and bempedoic acid may require significant resources and may never be successful.

If we are unable to establish sales and marketing capabilities or enter into agreements with third parties to market and sell the bempedoic acid / ezetimibe combination and bempedoic acid, we may not be able to generate any revenue.

We do not currently have an infrastructure for the sales, marketing and distribution of pharmaceutical products. In order to market the bempedoic acid / ezetimibe combination and bempedoic acid, if approved by the FDA or any other regulatory body, we must build our sales, marketing, managerial, and other non-technical capabilities or make arrangements with third parties to perform these services. If we are unable to establish adequate sales, marketing and distribution capabilities, whether independently or with third parties, or if we are unable to do so on commercially reasonable terms, our business, results of operations, financial condition and prospects will be materially adversely affected.

Even if we obtain marketing approval for the bempedoic acid / ezetimibe combination or bempedoic acid, physicians and patients using other LDL-C lowering therapies may choose not to switch to our product.

Physicians are often reluctant to switch their patients from existing therapies even when new and potentially more effective, safe or convenient treatments enter the market. In addition, patients often acclimate to the brand or type of therapy that they are currently taking and do not want to switch unless their physicians recommend switching products or they are required to switch therapies due to lack of reimbursement for existing therapies. If physicians or patients are reluctant to switch from existing therapies to the bempedoic acid / ezetimibe combination and bempedoic acid, if approved, our operating results and financial condition would be materially adversely affected.

The development and, if approved, commercialization of the bempedoic acid / ezetimibe combination depends on the availability to and use of ezetimibe by the target patient of this combination therapy.

The bempedoic acid / ezetimibe combination is dependent on the continued availability and use of ezetimibe in the marketplace, and there can be no assurance that the current availability and use of ezetimibe will continue. For example, changes in standard of care or use patterns of ezetimibe could make our bempedoic acid / ezetimibe combination therapy obsolete. In addition, ezetimibe could encounter unexpected results in the future and be associated with adverse outcomes during long-term use. Finally, the producers of ezetimibe are under no obligation to continue producing, commercializing or making ezetimibe available to patients, or to continue producing ezetimibe in any particular quantity, which could prevent our ability to obtain ezetimibe for use in our planned clinical trials or impact the number of patients taking ezetimibe who are available to enroll in our clinical trials. For example, such producers may encounter manufacturing or other production issues and fail to produce enough ezetimibe for us to successfully complete our studies and clinical trials, and this could cause our bempedoic acid / ezetimibe combination development program or commercialization efforts, if the bempedoic acid / ezetimibe combination is approved, to fail or be significantly delayed.

Guidelines and recommendations published by various organizations may adversely affect the FDA's review of the bempedoic acid / ezetimibe combination and bempedoic acid for LDL-C lowering in statin intolerant patients or the use or commercial viability of the bempedoic acid / ezetimibe combination and bempedoic acid, if approved for any indication or patient population.

Government agencies issue regulations and guidelines directly applicable to us and to the bempedoic acid / ezetimibe combination and bempedoic acid, including guidelines generally relating to therapeutically significant LDL-C levels. In addition, professional societies, practice management groups, private health or science foundations and other organizations involved in the research, treatment and prevention of various diseases from time to time publish guidelines or recommendations to the medical and patient communities. These various sorts of recommendations may relate to such matters as product usage and use of related or competing therapies. For example, organizations such as the AHA have made recommendations about therapies in the cardiovascular therapeutics market. In addition, while we recently reached an agreement with the FDA on the definition of statin intolerance, there is no guarantee that the FDA's view of this definition would not change in the future. We expect that the FDA's view of the standard of care for patients with hypercholesterolemia at the time we submit our NDAs for LDL-C lowering indications in patients with hypercholesterolemia will impact the evaluation of such NDAs, including how this standard of care evolves in light of guidelines and recommendations in respect of the use of PCSK9 inhibitors. In addition, following any approval, we expect that changes to these existing recommendations or other guidelines advocating alternative therapies could result in decreased use of the bempedoic acid / ezetimibe combination and bempedoic acid, which would adversely affect our results of operations.

Even if approved, reimbursement policies could limit our ability to sell the bempedoic acid / ezetimibe combination or bempedoic acid.

Market acceptance and sales of the bempedoic acid / ezetimibe combination and bempedoic acid will depend on reimbursement policies and may be affected by healthcare reform measures. Government authorities and third-party payors, such as private health insurers and health maintenance organizations, decide which medications they will pay for and establish reimbursement levels for those medications. Cost containment is a primary concern in the U.S. healthcare industry and elsewhere. Government authorities and these third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement for particular medications. We cannot be sure that reimbursement will be available for the bempedoic acid / ezetimibe combination or bempedoic acid and, if reimbursement is available, the level of such reimbursement. Reimbursement may impact the demand for, or the price of, the bempedoic acid / ezetimibe combination or bempedoic acid. If reimbursement is not available or is available only at limited levels, we may not be able to successfully commercialize the bempedoic acid / ezetimibe combination or bempedoic acid.

In some foreign countries, particularly in Canada and European countries, the pricing of prescription pharmaceuticals is subject to strict governmental control. In these countries, pricing negotiations with governmental authorities can take six to 12 months or longer after the receipt of regulatory approval and product launch. To obtain favorable reimbursement for the indications sought or pricing approval in some countries, we may be required to conduct a clinical study that compares the cost-effectiveness of the bempedoic acid / ezetimibe combination and bempedoic acid with other available therapies. If reimbursement for the bempedoic acid / ezetimibe combination or bempedoic acid is unavailable in any country in which we seek reimbursement, if it is limited in scope or amount, if it is conditioned upon our completion of additional clinical studies, or if pricing is set at unsatisfactory levels, our operating results could be materially adversely affected.

Our future product development programs for candidates other than the bempedoic acid / ezetimibe combination or bempedoic acid may require substantial financial resources and may ultimately be unsuccessful.

In addition to the development of the bempedoic acid / ezetimibe combination and bempedoic acid, we may in the future pursue the development of other early-stage development programs. Our potential product candidate has not commenced any clinical studies, and there are a number of FDA requirements that we must satisfy before we can commence such clinical studies. Satisfaction of these requirements will entail substantial time, effort and financial resources. We may never satisfy these requirements. Any time, effort and financial resources we expend on any early-stage development programs that we may pursue may adversely affect our ability to continue development and commercialization of the bempedoic acid / ezetimibe combination and bempedoic acid, and we may never commence clinical studies of such development programs despite expending significant resources in pursuit of their development. If we do commence clinical studies of our other potential product candidates, such product candidates may never be approved by the FDA.

Recent federal legislation will increase pressure to reduce prices of pharmaceutical products paid for by Medicare, which could materially adversely affect our revenue, if any, and our results of operations.

In the United States, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, also called the MMA, changed the way Medicare covers and pays for pharmaceutical products. The legislation expanded Medicare coverage for drug purchases by the elderly and introduced a new reimbursement methodology based on average sales prices for physician-administered drugs. In addition, this legislation provided authority for limiting the number of drugs that will be covered in any therapeutic class. As a result of this legislation and the expansion of federal coverage of drug products, we expect that there will be additional pressure to reduce costs. These cost reduction initiatives and other provisions of this legislation could decrease the scope of coverage and the price that we receive for any approved products and could seriously harm our business. While the MMA applies only to drug benefits for Medicare beneficiaries, private payors often follow Medicare coverage policies and payment limitations in setting their own reimbursement rates, and any reduction in reimbursement that results from the MMA may cause a similar reduction in payments from private payors. This legislation may pose an even greater risk to the bempedoic acid / ezetimibe combination and bempedoic acid than some other pharmaceutical products because a significant portion of the target patient population for the bempedoic acid / ezetimibe combination and bempedoic acid would likely be over 65 years of age and, therefore, many such patients will be covered by Medicare.

In March 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act, or collectively, the PPACA, became law in the United States. The goal of the PPACA is to reduce the cost of healthcare and substantially change the way healthcare is financed by both governmental and private insurers. While we cannot predict what impact on federal reimbursement policies this legislation will have in general or on our business specifically, the PPACA may result in downward pressure on pharmaceutical reimbursement, which could negatively affect market acceptance of the bempedoic acid / ezetimibe combination or bempedoic acid, if approved, or any of our future products. In 2012, members of the U.S. Congress and some state legislatures sought to overturn certain provisions of the PPACA including those concerning the mandatory purchase of insurance. However, on June 28, 2012, the United States Supreme Court upheld the constitutionality of these provisions. Members of the U.S. Congress have since proposed a number of legislative initiatives, including possible repeal of the PPACA. We cannot predict the outcome or impact of current proposals or whether new proposals will be made or adopted, when they may be adopted or what impact they may have on us if they are adopted. These challenges add to the uncertainty of the legislative changes as part of ACA.

Finally, the availability of generic LDL-C lowering treatments may also substantially reduce the likelihood of reimbursement for branded counterparts or other competitive LDL-C lowering therapies, such as the bempedoic acid / ezetimibe combination or bempedoic acid if it is approved for commercial distribution. If we fail to successfully secure and maintain reimbursement coverage for our products or are significantly delayed in doing so, we will have difficulty achieving market acceptance of our products and our business will be harmed.

Recent federal legislation and actions by state and local governments may permit reimportation of drugs from foreign countries into the United States, including foreign countries where the drugs are sold at lower prices than in the United States, which could materially adversely affect our operating results.

We may face competition for the bempedoic acid / ezetimibe combination and bempedoic acid, if approved, from cheaper LDL-C lowering therapies sourced from foreign countries that have placed price controls on pharmaceutical products. The MMA contains provisions that may change U.S. importation laws and expand pharmacists' and wholesalers' ability to import cheaper versions of an approved drug and competing products from Canada, where there are government price controls. These changes to U.S. importation laws will not take effect unless and until the Secretary of Health and Human Services certifies that the changes will pose no additional risk to the public's health and safety and will result in a significant reduction in the cost of products to consumers. The Secretary of Health and Human Services has so far declined to approve a reimportation plan. Proponents of drug reimportation may attempt to pass legislation that would directly allow reimportation under certain circumstances. Legislation or regulations allowing the reimportation of drugs, if enacted, could decrease the price we receive for any products that we may develop, including the bempedoic acid / ezetimibe combination and bempedoic acid, and adversely affect our future revenues and prospects for profitability.

The FDA and other regulatory agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses. If we are found to have improperly promoted off-label uses, we may become subject to significant liability.

The FDA and other regulatory agencies strictly regulate the promotional claims that may be made about prescription products, such as the bempedoic acid / ezetimibe combination or bempedoic acid if approved. In particular, a product may not be promoted for uses that are not approved by the FDA or other regulatory agencies as reflected in the product's approved labeling. If we receive marketing approval for the bempedoic acid / ezetimibe combination or bempedoic acid as a therapy for lowering LDL-C levels in statin intolerant patients with elevated LDL-C, the first indication we intend to pursue, physicians may nevertheless prescribe the bempedoic acid / ezetimibe combination and bempedoic acid to their patients in a manner that is inconsistent with the approved label, potentially including as a therapy in addition to statins. If we are found to have promoted such off-label uses, we may become subject to significant liability. The federal government has levied large civil and criminal fines against companies for alleged improper promotion and has enjoined several companies from engaging in off-label promotion. The FDA has also requested that companies enter into consent decrees, corporate integrity agreements or permanent injunctions under which specified promotional conduct is changed or curtailed. If we cannot successfully manage the promotion of the bempedoic acid / ezetimibe combination and bempedoic acid, if approved, we could become subject to significant liability, which would materially adversely affect our business and financial condition.

Our market is subject to intense competition. If we are unable to compete effectively, our opportunity to generate revenue from the sale of the bempedoic acid / ezetimibe combination or bempedoic acid, if approved, will be materially adversely affected.

The LDL-C lowering therapies market is highly competitive and dynamic and dominated by the sale of statin treatments, including the cheaper generic versions of statins. We estimate that the total statin monotherapy and fixed combination market, including generic drugs, accounted for 69% of U.S. sales in the LDL-C lowering market in 2012. Our success will depend, in part, on our ability to obtain a share of the market, initially, for patients who are statin intolerant. Potential competitors in North America, Europe and elsewhere include major pharmaceutical companies, specialty pharmaceutical companies, biotechnology firms, universities and other research institutions and government agencies. Other pharmaceutical companies may develop LDL-C lowering therapies for statin intolerant patients that compete with the bempedoic acid / ezetimibe combination and bempedoic acid, if approved, that do not infringe the claims of our patents, pending patent applications or other proprietary rights, which could materially adversely affect our business and results of operations. The FDA has also indicated to us that approval of other therapies that may be taken by statin intolerant patients could have an impact on their review of NDAs we submit for the bempedoic acid / ezetimibe combination and bempedoic acid for our LDL-C lowering program in these patients.

LDL-C lowering therapies currently on the market that would compete with the bempedoic acid / ezetimibe combination and bempedoic acid include the following:

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  Branded statins and their cheaper generic versions;

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  Cholesterol absorption inhibitors, such as Zetia® (ezetimibe), a monotherapy marketed by Merck & Co., and the cheaper generic version;

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  PCSK9 inhibitors such as Praluent® (alirocumab) and Repatha® (evolocumab), marketed by Sanofi/Regeneron and Amgen Inc. respectively;

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  Bile acid sequestrants such as Welchol® (colesevelam), marketed by Daiichi Sankyo Inc.;

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  MTP inhibitors, such as JUXTAPID® (lomitapide), marketed by Novelion Therapeutics, Inc.;

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  Apo B Anti-Sense therapy, such as KYNAMRO® (mipomersen), marketed by Kastle Therapeutics LLC;

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  Combination therapies, such as Vytorin® (ezetimibe and simvastatin) and Liptruzet® (ezetimibe and atorvastatin), marketed by Merck & Co., Inc.; and

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  Other lipid-lowering monotherapies (including cheaper generic versions), such as Tricor® (fenofibrate) and Niaspan® (niacin extended release), both of which are marketed by AbbVie, Inc.

Several other pharmaceutical companies have other LDL-C lowering therapies in development that may be approved for marketing in the U.S. or outside of the U.S. Based on publicly available information, we believe the current therapies in development that would compete with the bempedoic acid / ezetimibe combination and bempedoic acid include:

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  PCSK9 inhibitors in development from Lilly, Roche, Kowa and The Medicines Company/Alnylam; and

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  CETP inhibitors, such as anacetrapib and dalcetrapib, therapies, in Phase 3 clinical testing being developed by Merck and DalCor, respectively.

Many of our potential competitors have substantially greater financial, technical and human resources than we do and significantly greater experience discovering and developing drug candidates, obtaining FDA and other marketing approvals of products and commercializing those products. Accordingly, our competitors may be more successful than we may be in obtaining FDA approval for drugs and achieving widespread market acceptance. Our competitors' drugs may be more effective, or more effectively marketed and sold, than the bempedoic acid / ezetimibe combination or bempedoic acid, if approved, and may render the bempedoic acid / ezetimibe combination or bempedoic acid obsolete or non-competitive before we can recover the expenses of developing and commercializing it. If approved, the bempedoic acid / ezetimibe combination and bempedoic acid may also compete with unapproved and off-label LDL-C lowering treatments, and following the expiration of additional patents covering the LDL-C lowering market, we may also face additional competition from the entry of new generic drugs. We anticipate that we will encounter intense and increasing competition as new drugs enter the market and advanced technologies become available.

We face potential product liability exposure, and, if claims are brought against us, we may incur substantial liability.

The use of the bempedoic acid / ezetimibe combination and bempedoic acid in clinical studies and the sale of the bempedoic acid / ezetimibe combination and bempedoic acid, if approved, exposes us to the risk of product liability claims. Product liability claims might be brought against us by patients, healthcare providers or others selling or otherwise coming into contact with the bempedoic acid / ezetimibe combination or bempedoic acid. For example, we may be sued if any product we develop allegedly causes injury or is found to be otherwise unsuitable during product testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, including as a result of interactions with alcohol or other drugs, negligence, strict liability, and a breach of warranties. Claims could also be asserted under state consumer protection acts. If we become subject to product liability claims and cannot successfully defend ourselves against them, we could incur substantial liabilities. In addition, regardless of merit or eventual outcome, product liability claims may result in, among other things:

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  withdrawal of patients from our clinical studies;

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  substantial monetary awards to patients or other claimants;

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  decreased demand for the bempedoic acid / ezetimibe combination or bempedoic acid or any future product candidates following marketing approval, if obtained;

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  damage to our reputation and exposure to adverse publicity;

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  increased FDA warnings on product labels;

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  litigation costs;

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  distraction of management's attention from our primary business;

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  loss of revenue; and

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  the inability to successfully commercialize the bempedoic acid / ezetimibe combination or bempedoic acid or any future product candidates, if approved.

We maintain product liability insurance coverage for our clinical studies with a $10.0 million annual aggregate coverage limit, in addition to insurance coverage in specific local jurisdictions. Nevertheless, our insurance coverage may be insufficient to reimburse us for any expenses or losses we may suffer. Moreover, in the future, we may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect us against losses, including if insurance coverage becomes increasingly expensive. If and when we obtain marketing approval for the bempedoic acid / ezetimibe combination or bempedoic acid, we intend to expand our insurance coverage to include the sale of commercial products; however, we may not be able to obtain this product liability insurance on commercially reasonable terms. Large judgments have been awarded in class action lawsuits based on drugs that had unanticipated side effects. The cost of any product liability litigation or other proceedings, even if resolved in our favor, could be substantial, particularly in light of the size of our business and financial resources. A product liability claim or series of claims brought against us could cause our stock price to decline and, if we are unsuccessful in defending such a claim or claims and the resulting judgments exceed our insurance coverage, our financial condition, business and prospects could be materially adversely affected.

We are subject to healthcare laws and regulations, which could expose us to criminal sanctions, civil penalties, contractual damages, reputational harm and diminished profits and future earnings.

Healthcare providers, physicians and others will play a primary role in the recommendation and prescription of the bempedoic acid / ezetimibe combination and bempedoic acid, if approved. Our future arrangements with third-party payors will expose us to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which we market, sell and distribute the bempedoic acid / ezetimibe combination and bempedoic acid, if we obtain marketing approval. Restrictions under applicable federal and state healthcare laws and regulations include the following:

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  The federal healthcare anti-kickback statute prohibits, among other things, persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made under federal healthcare programs such as Medicare and Medicaid.

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  The federal False Claims Act imposes criminal and civil penalties, including those from civil whistleblower or qui tam actions, against individuals or entities for knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false or fraudulent or making a false statement to avoid, decrease, or conceal an obligation to pay money to the federal government.

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  The federal Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, imposes criminal and civil liability for executing a scheme to defraud any healthcare benefit program and also imposes obligations, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information.

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  The federal false statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement in connection with the delivery of or payment for healthcare benefits, items or services. The federal transparency requirements under the PPACA require manufacturers of drugs, devices, biologics, and medical supplies to report to the Department of Health and Human Services information related to physician payments and other transfers of value and physician ownership and investment interests.

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  Analogous state laws and regulations, such as state anti-kickback and false claims laws and transparency laws, may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third-party payors, including private insurers, and some state laws require pharmaceutical companies to comply with the pharmaceutical industry's voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government in addition to requiring drug manufacturers to report information related to payments to physicians and other healthcare providers or marketing expenditures and drug pricing.

Ensuring that our future business arrangements with third parties comply with applicable healthcare laws and regulations could be costly. It is possible that governmental authorities will conclude that our business practices do not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations, including anticipated activities to be conducted by our sales team, were found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant civil, criminal and administrative penalties, damages, fines and exclusion from government funded healthcare programs, such as Medicare and Medicaid, any of which could substantially disrupt our operations. If any of the physicians or other providers or entities with whom we expect to do business is found not to be in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs.

Our internal computer systems, or those of our third-party clinical research organizations or other contractors or consultants, may fail or suffer security breaches, which could result in a material disruption of our bempedoic acid / ezetimibe combination and bempedoic acid development programs.

Despite the implementation of security measures, our internal computer systems and those of our third-party clinical research organizations and other contractors and consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war, and telecommunication and electrical failures. While we have not experienced any such system failure, accident, or security breach to date, if such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our programs. For example, the loss of clinical study data for the bempedoic acid / ezetimibe combination or bempedoic acid could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security breach results in a loss of or damage to our data or applications or other data or applications relating to our technology or product candidates, or inappropriate disclosure of confidential or proprietary information, we could incur liabilities and the further development of the bempedoic acid / ezetimibe combination or bempedoic acid could be delayed.

Our credit facility imposes significant restrictions on our business, and if we default on our obligations, our lender would have a right to foreclose on substantially all our assets.

In June 2014, we entered into a loan and security agreement, or loan agreement, with Oxford Finance LLC, or Oxford, pursuant to which, subject to the conditions to borrowing thereunder, we borrowed an aggregate principal amount of $5.0 million. The loans are secured by a lien on substantially all of our assets excluding intellectual property.

We could in the future incur additional indebtedness beyond amounts currently outstanding under our loan agreement with Oxford. Our debt combined with our other financial obligations and contractual commitments could have significant adverse consequences, including:

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  requiring us to dedicate a substantial portion of cash flow from operations to the payment of interest on, and principal of, our debt, which will reduce the amounts available to fund working capital, capital expenditures, product development efforts and other general corporate purposes;

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  increasing our vulnerability to adverse changes in general economic, industry and market conditions; limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we compete; and

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  placing us at a competitive disadvantage compared to our competitors that have less debt or better debt servicing options.

Additionally, with certain exceptions, the loan agreement prohibits us from:

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  making any material dispositions of our assets, except for permitted dispositions;

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  making any changes in our business, management, ownership, or business locations;

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  entering into any merger or consolidation without Oxford's consent;

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  acquiring or making investments in any other person other than permitted investments;

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  incurring any indebtedness, other than permitted indebtedness;

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  granting or permitting liens against our assets, other than permitted liens;

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  declaring or paying any dividends or making any other distributions; or

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  entering into any material transaction with any affiliate, other than in the ordinary course of business.

We intend to satisfy our current and future debt service obligations with our cash and cash equivalents and short-term investments and funds from external sources. However, we may not have sufficient funds or may be unable to arrange for additional financing to pay the amounts due under our existing debt. Funds from external sources may not be available on acceptable terms, if at all. In addition, a failure to comply with the covenants under our debt instruments could result in an event of default under those instruments. In the event of an acceleration of amounts due under our debt instruments as a result of an event of default, we may not have sufficient funds and may be unable to arrange for additional financing to repay our indebtedness, and our lender could seek to enforce security interests in the collateral securing such indebtedness. In addition, the covenants under our debt instruments and the pledge of our assets as collateral limit our ability to obtain additional debt financing.

Risks Related to our Intellectual Property

If we are unable to adequately protect our proprietary technology or maintain issued patents which are sufficient to protect the bempedoic acid / ezetimibe combination and bempedoic acid, others could compete against us more directly, which would have a material adverse impact on our business, results of operations, financial condition and prospects.

Our commercial success will depend in part on our success obtaining and maintaining issued patents and other intellectual property rights in the United States and elsewhere and protecting our proprietary technology. If we do not adequately protect our intellectual property and proprietary technology, competitors may be able to use our technologies and erode or negate any competitive advantage we may have, which could harm our business and ability to achieve profitability.

As of July 31, 2017, our patent estate, including patents we own or license from third parties, on a worldwide basis, included approximately 23 issued United States patents and three pending United States patent applications and 17 issued patents and 9 pending patent applications in other foreign jurisdictions. Of our worldwide patents and pending applications, only a subset relates to our small molecule program. Bempedoic acid is claimed in U.S. Patent No. 7,335,799 that is scheduled to expire in December 2025, which includes 711 days of patent term adjustment, and may be eligible for a patent term extension period of up to five years. U.S. Patent Nos. 9,000,041, 8,497,301, and 9,624,152 claim methods of using bempedoic acid. We also have a pending U.S. patent application directed to bempedoic acid. There are currently five issued patents and two pending application in countries outside the United States that relate to bempedoic acid.

A subset of this portfolio relates to our bempedoic acid / ezetimibe combination and bempedoic acid and one or more statins. We have one pending application outside the United States claiming methods of treatment using the bempedoic acid / ezetimibe combination. We have one pending application outside the United States claiming methods of treatment using a fixed dose combination of bempedoic acid and one or more statins.

We may not have identified all patents, published applications or published literature that affect our business either by blocking our ability to commercialize our drug candidates, by preventing the patentability of one or more aspects of our drug candidates to us or our licensors or co-owners, or by covering the same or similar technologies that may affect our ability to market our drug candidates. For example, we (or the licensor of a drug candidate to us) may not have conducted a patent clearance search to identify potentially obstructing third party patents. Moreover, patent applications in the United States are maintained in confidence for up to 18 months after their filing. In some cases, however, patent applications remain confidential in the U.S. Patent and Trademark Office, or the U.S. PTO, for the entire time prior to issuance as a U.S. patent. Patent applications filed in countries outside of the United States are not typically published until at least 18 months from their first filing date. Similarly, publication of discoveries in the scientific or patent literature often lags behind actual discoveries. We cannot be certain that we or our licensors or co-owners were the first to invent, or the first to file, patent applications covering our drug candidates. We also may not know if our competitors filed patent applications for technology covered by our pending applications or if we were the first to invent the technology that is the subject of our patent applications. Competitors may have filed patent applications or received patents and may obtain additional patents and proprietary rights that block or compete with our patents.

Others may have filed patent applications or received patents that conflict with patents or patent applications that we own, have filed or have licensed, either by claiming the same methods, compounds or uses or by claiming methods, compounds or uses that could dominate those owned by or licensed to us. In addition, we may not be aware of all patents or patent applications that may affect our ability to make, use or sell any of our drug candidates. Any conflicts resulting from third-party patent applications and patents could affect our ability to obtain the necessary patent protection for our products or processes. If other companies or entities obtain patents with conflicting claims, we may be required to obtain licenses to these patents or to develop or obtain alternative technology. We may not be able to obtain any such licenses on acceptable terms or at all. Any failure to obtain such licenses could delay or prevent us from using discovery-related technology to pursue the development or commercialization of our drug candidates, which would adversely affect our business.

We cannot assure you that any of our patents have, or that any of our pending patent applications will mature into issued patents that will include, claims with a scope sufficient to protect the bempedoic acid / ezetimibe combination or bempedoic acid or any other product candidates. Others have developed technologies that may be related or competitive to our approach, and may have filed or may file patent applications and may have received or may receive patents that may overlap or conflict with our patent applications, either by claiming the same methods or formulations or by claiming subject matter that could dominate our patent position. The patent positions of biotechnology and pharmaceutical companies, including our patent position, involve complex legal and factual questions, and, therefore, the issuance, scope, validity and enforceability of any patent claims that we may obtain cannot be predicted with certainty. Patents, if issued, may be challenged, deemed unenforceable, invalidated, or circumvented. U.S. patents and patent applications may also be subject to interference proceedings, ex parte reexamination, inter partes review and post-grant review proceedings, supplemental examination and may be challenged in district court. Patents granted in certain other countries may be subjected to opposition or comparable proceedings lodged in various national and regional patent offices. These proceedings could result in either loss of the patent or denial of the patent application or loss or reduction in the scope of one or more of the claims of the patent or patent application. In addition, such interference, re-examination, opposition, post-grant review, inter partes review, supplemental examination or revocation proceedings may be costly. Thus, any patents that we may own or exclusively license may not provide any protection against competitors. Furthermore, an adverse decision in an interference proceeding can result in a third-party receiving the patent right sought by us, which in turn could affect our ability to develop, market or otherwise commercialize the bempedoic acid / ezetimibe combination and bempedoic acid.

Furthermore, the issuance of a patent, while presumed valid and enforceable, is not conclusive as to its validity or its enforceability and it may not provide us with adequate proprietary protection or competitive advantages against competitors with similar products. Competitors may also be able to design around our patents. Other parties may develop and obtain patent protection for more effective technologies, designs or methods. We may not be able to prevent the unauthorized disclosure or use of our technical knowledge or trade secrets by consultants, vendors, former employees and current employees. The laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States, and we may encounter significant problems in protecting our proprietary rights in these countries. If these developments were to occur, they could have a material adverse effect on our sales.

Our ability to enforce our patent rights depends on our ability to detect infringement. It is difficult to detect infringers who do not advertise the components that are used in their products. Moreover, it may be difficult or impossible to obtain evidence of infringement in a competitor's or potential competitor's product. Any litigation to enforce or defend our patent rights, if any, even if we were to prevail, could be costly and time-consuming and would divert the attention of our management and key personnel from our business operations. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded if we were to prevail may not be commercially meaningful.

In addition, proceedings to enforce or defend our patents could put our patents at risk of being invalidated, held unenforceable, or interpreted narrowly. Such proceedings could also provoke third parties to assert claims against us, including that some or all of the claims in one or more of our patents are invalid or otherwise unenforceable. If, in any proceeding, a court invalidated or found unenforceable our patents covering the bempedoic acid / ezetimibe combination or bempedoic acid, our financial position and results of operations would be materially and adversely impacted. In addition, if a court found that valid, enforceable patents held by third parties covered the bempedoic acid / ezetimibe combination or bempedoic acid, our financial position and results of operations would also be materially and adversely impacted.

The degree of future protection for our proprietary rights is uncertain, and we cannot ensure that:

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  any of our patents, or any of our pending patent applications, if issued, will include claims having a scope sufficient to protect the bempedoic acid / ezetimibe combination or bempedoic acid;

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  any of our pending patent applications will result in issued patents;

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  we will be able to successfully commercialize the bempedoic acid / ezetimibe combination or bempedoic acid, if approved, before our relevant patents expire;

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  we were the first to make the inventions covered by each of our patents and pending patent applications;

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  we were the first to file patent applications for these inventions;

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  others will not develop similar or alternative technologies that do not infringe our patents;

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  any of our patents will be valid and enforceable;

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  any patents issued to us will provide a basis for an exclusive market for our commercially viable products, will provide us with any competitive advantages or will not be challenged by third parties;

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  we will develop additional proprietary technologies or product candidates that are separately patentable; or

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  that our commercial activities or products, or those of our licensors, will not infringe upon the patents of others.

We rely upon unpatented trade secrets, unpatented know-how and continuing technological innovation to develop and maintain our competitive position, which we seek to protect, in part, by confidentiality agreements with our employees and our collaborators and consultants. We also have agreements with our employees and selected consultants that obligate them to assign their inventions to us. It is possible that technology relevant to our business will be independently developed by a person that is not a party to such an agreement. Furthermore, if the employees and consultants who are parties to these agreements breach or violate the terms of these agreements, we may not have adequate remedies for any such breach or violation, and we could lose our trade secrets through such breaches or violations. Further, our trade secrets could otherwise become known or be independently discovered by our competitors.

If we are not able to adequately prevent disclosure of trade secrets and other proprietary information, the value of our technology and products could be significantly diminished.

We rely on trade secrets to protect our proprietary technologies, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. We rely in part on confidentiality agreements with our employees, consultants, outside scientific collaborators, sponsored researchers, contract manufacturers, vendors and other advisors to protect our trade secrets and other proprietary information. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, we cannot guarantee that we have executed these agreements with each party that may have or have had access to our trade secrets.

Moreover, because we acquired certain rights from Pfizer, we must rely on Pfizer's practices, and those of its predecessors, with regard to parties that may have had access to our trade secrets related thereto before our incorporation. Any party with whom we or they have executed such an agreement may breach that agreement and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them, or those to whom they disclose such trade secrets, from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor or other third-party, our competitive position would be harmed.

We may infringe the intellectual property rights of others, which may prevent or delay our product development efforts and stop us from commercializing or increase the costs of commercializing the bempedoic acid / ezetimibe combination and bempedoic acid, if approved.

Our success will depend in part on our ability to operate without infringing the intellectual property and proprietary rights of third parties. We cannot assure you that our business, products and methods do not or will not infringe the patents or other intellectual property rights of third parties.

The pharmaceutical industry is characterized by extensive litigation regarding patents and other intellectual property rights. Other parties may allege that the bempedoic acid / ezetimibe combination or bempedoic acid or the use of our technologies infringes patent claims or other intellectual property rights held by them or that we are employing their proprietary technology without authorization. Patent and other types of intellectual property litigation can involve complex factual and legal questions, and their outcome is uncertain. Any claim relating to intellectual property infringement that is successfully asserted against us may require us to pay substantial damages, including treble damages and attorney's fees if we are found to be willfully infringing another party's patents, for past use of the asserted intellectual property and royalties and other consideration going forward if we are forced to take a license. In addition, if any such claim were successfully asserted against us and we could not obtain such a license, we may be forced to stop or delay developing, manufacturing, selling or otherwise commercializing the bempedoic acid / ezetimibe combination or bempedoic acid.

Even if we are successful in these proceedings, we may incur substantial costs and divert management time and attention in pursuing these proceedings, which could have a material adverse effect on us. If we are unable to avoid infringing the patent rights of others, we may be required to seek a license, defend an infringement action or challenge the validity of the patents in court, or redesign our products. Patent litigation is costly and time consuming. We may not have sufficient resources to bring these actions to a successful conclusion. In addition, intellectual property litigation or claims could force us to do one or more of the following:

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  cease developing, selling or otherwise commercializing the bempedoic acid ezetimibe combination or bempedoic acid;

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  pay substantial damages for past use of the asserted intellectual property;

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  obtain a license from the holder of the asserted intellectual property, which license may not be available on reasonable terms, if at all; and

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  redesign, or rename in the case of trademark claims, the bempedoic acid / ezetimibe combination or bempedoic acid to avoid infringing the intellectual property rights of third parties, which may not be possible and, even if possible, could be costly and time-consuming.

Any of these risks coming to fruition could have a material adverse effect on our business, results of operations, financial condition and prospects.

Changes in U.S. patent law could diminish the value of patents in general, thereby impairing our ability to protect our products.

The United States has enacted and is currently implementing the America Invents Act of 2011, wide-ranging patent reform legislation. The United States Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by the U.S. Congress, the federal courts, and the U.S. PTO, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce our existing patents and patents that we might obtain in the future.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

The U.S. PTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other provisions during the patent process. There are situations in which noncompliance can result in abandonment or lapse of a patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, competitors might be able to enter the market earlier than would otherwise have been the case.

We could become dependent on licensed intellectual property. If we were to lose our rights to licensed intellectual property, we may not be able to continue developing or commercializing the bempedoic acid / ezetimibe combination or bempedoic acid or other product candidates, if approved.

In the future, we may enter into license(s) to third-party intellectual property that are necessary or useful to our business. Such license agreement(s) will likely impose various obligations upon us, and our licensor(s) have or may have the right to terminate the license thereunder in the event of a material breach or, in some cases, at will. Future licensor(s) may allege that we have breached our license agreement with them or decide to terminate our license at will, and accordingly seek to terminate our license. If successful, this could result in our loss of the right to use the licensed intellectual property, which could materially adversely affect our ability to develop and commercialize a product candidate or product, if approved, as well as harm our competitive business position and our business prospects.

We do not seek to protect our intellectual property rights in all jurisdictions throughout the world and we may not be able to adequately enforce our intellectual property rights even in the jurisdictions where we seek protection.

Filing, prosecuting and defending patents on product candidates in all countries and jurisdictions throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States could be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States, or from selling or importing products made using our inventions in and into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and further, may export otherwise infringing products to territories where we have patent protection, but enforcement is not as strong as that in the United States. These products may compete with our products and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, particularly those relating to emerging pharmaceuticals, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly, could put our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

We may be subject to damages resulting from claims that we or our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

Our employees have been previously employed at other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although we are not aware of any claims currently pending against us, we may be subject to claims that these employees or we have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of the former employers of our employees. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management. If we fail in defending such claims, in addition to paying money claims, we may lose valuable intellectual property rights or personnel. A loss of key personnel or their work product could hamper or prevent our ability to commercialize the bempedoic acid / ezetimibe combination or bempedoic acid, which would materially adversely affect our commercial development efforts.

Risks Related to our Dependence on Third Parties

We will be unable to directly control all aspects of our clinical studies due to our reliance on CROs and other third parties that assist us in conducting clinical studies.

We relied on CROs in our prior clinical studies, and will continue to rely on CROs to conduct our ongoing global pivotal Phase 3 clinical studies and CLEAR Outcomes CVOT for bempedoic acid, as well as any clinical studies we may undertake to develop the bempedoic acid / ezetimibe combination, including our planned global pivotal Phase 3 bridging study. As a result, we will have less direct control over the conduct, timing and completion of these clinical studies and the management of data developed through the clinical studies than would be the case if we were relying entirely upon our own staff. Communicating with outside parties can also be challenging, potentially leading to mistakes as well as difficulties in coordinating activities. Outside parties may:

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  have staffing difficulties;

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  fail to comply with contractual obligations;

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  experience regulatory compliance issues;

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  undergo changes in priorities or become financially distressed; or

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  form relationships with other entities, some of which may be our competitors.

These factors may materially adversely affect the willingness or ability of third parties to conduct our clinical studies and may subject us to unexpected cost increases that are beyond our control.

Moreover, the FDA requires us to comply with standards, commonly referred to as Good Clinical Practices, for conducting, recording, and reporting the results of clinical studies to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of clinical study participants are protected. Our reliance on third parties that we do not control does not relieve us of these responsibilities and requirements.

Problems with the timeliness or quality of the work of any CRO may lead us to seek to terminate our relationship with any such CRO and use an alternative service provider. Making this change may be costly and may delay our clinical studies, and contractual restrictions may make such a change difficult or impossible to effect. If we must replace any CRO that is conducting our clinical studies, our clinical studies may have to be suspended until we find another CRO that offers comparable services. The time that it takes us to find alternative organizations may cause a delay in the commercialization of the bempedoic acid / ezetimibe combination or bempedoic acid or may cause us to incur significant expenses to replicate data that may be lost. Although we do not believe that any CRO on which we may rely will offer services that are not available elsewhere, it may be difficult to find a replacement organization that can conduct our clinical studies in an acceptable manner and at an acceptable cost. Any delay in or inability to complete our clinical studies could significantly compromise our ability to secure regulatory approval of the bempedoic acid / ezetimibe combination or bempedoic acid and preclude our ability to commercialize the bempedoic acid / ezetimibe combination or bempedoic acid, thereby limiting or preventing our ability to generate revenue from its sales.

We rely completely on third-party suppliers to manufacture our clinical drug supplies for the bempedoic acid / ezetimibe combination and bempedoic acid, and we intend to rely on third parties to produce commercial supplies of the bempedoic acid / ezetimibe combination and bempedoic acid and preclinical, clinical and commercial supplies of any future product candidate.

We do not currently have, nor do we plan to acquire, the infrastructure or capability to internally manufacture our clinical drug supply of the bempedoic acid / ezetimibe combination and bempedoic acid, or any future product candidates, for use in the conduct of our preclinical studies and clinical studies, and we lack the internal resources and the capability to manufacture any product candidates on a clinical or commercial scale. In addition, we have no control over the production of ezetimibe for the bempedoic acid / ezetimibe combination. The facilities used by our contract manufacturers to manufacture the active pharmaceutical ingredient and final drug for bempedoic acid, or any future product candidates, must be approved by the FDA and other comparable foreign regulatory agencies pursuant to inspections that would be conducted after we submit our NDA or relevant foreign regulatory submission to the applicable regulatory agency.

We do not control the manufacturing process of, and are completely dependent on, our contract manufacturers to comply with current Good Manufacturing Practices for manufacture of both active drug substances and finished drug products. If our contract manufacturers cannot successfully manufacture material that conforms to our specifications and the strict regulatory requirements of the FDA or applicable foreign regulatory agencies, they will not be able to secure and/or maintain regulatory approval for their manufacturing facilities. In addition, we have no direct control over our contract manufacturers' ability to maintain adequate quality control, quality assurance and qualified personnel. Furthermore, all of our contract manufacturers are engaged with other companies to supply and/or manufacture materials or products for such companies, which exposes our manufacturers to regulatory risks for the production of such materials and products. As a result, failure to satisfy the regulatory requirements for the production of those materials and products may affect the regulatory clearance of our contract manufacturers' facilities generally. If the FDA or a comparable foreign regulatory agency does not approve these facilities for the manufacture of our product candidates or if it withdraws its approval in the future, we may need to find alternative manufacturing facilities, which would adversely impact our ability to develop, obtain regulatory approval for or market our product candidates.

If we do not establish successful collaborations, we may have to alter our development and commercialization plans for the bempedoic acid / ezetimibe combination and bempedoic acid.

Our drug development programs and commercialization plans for the bempedoic acid / ezetimibe combination and bempedoic acid will require substantial additional cash to fund expenses, even beyond the receipt of the net proceeds from this offering. We may develop and initially commercialize the bempedoic acid / ezetimibe combination or bempedoic acid in the United States without a partner. However, in order to pursue the broader statin resistant market in the United States, we may also enter into a partnership or co-promotion arrangement with an established pharmaceutical company that has a larger sales force and we may enter into collaborative arrangements to develop and commercialize the bempedoic acid / ezetimibe combination or bempedoic acid outside of the United States. We will face significant competition in seeking appropriate collaborators and these collaboration agreements are complex and time-consuming to negotiate. We may not be able to negotiate collaborations on acceptable terms, or at all. If that were to occur, we may have to curtail the development or delay commercialization of the bempedoic acid / ezetimibe combination or bempedoic acid in certain geographies, reduce the scope of our sales or marketing activities, reduce the scope of our commercialization plans, or increase our expenditures and undertake development or commercialization activities at our own expense. If we elect to increase our expenditures to fund development or commercialization activities outside of the United States on our own, we may need to obtain additional capital, which may not be available to us on acceptable terms, or at all.

If a collaborative partner terminates or fails to perform its obligations under an agreement with us, the commercialization of the bempedoic acid / ezetimibe combination and bempedoic acid could be delayed or terminated.

We are not currently party to any collaborative arrangements for the commercialization of the bempedoic acid / ezetimibe combination or bempedoic acid or similar arrangements, although we may pursue such arrangements before any commercialization of the bempedoic acid / ezetimibe combination or bempedoic acid outside of the United States or to further commercialize the bempedoic acid / ezetimibe combination or bempedoic acid in the broader statin resistant market in the United States, if approved. If we are successful in entering into collaborative arrangements for the commercialization of the bempedoic acid / ezetimibe combination or bempedoic acid or similar arrangements and any of our collaborative partners does not devote sufficient time and resources to a collaboration arrangement with us, we may not realize the potential commercial benefits of the arrangement, and our results of operations may be materially adversely affected. In addition, if any such future collaboration partner were to breach or terminate its arrangements with us, the commercialization of the bempedoic acid / ezetimibe combination or bempedoic acid could be delayed, curtailed or terminated because we may not have sufficient financial resources or capabilities to continue commercialization of the bempedoic acid / ezetimibe combination or bempedoic acid on our own in such locations.

Much of the potential revenue from future collaborations may consist of contingent payments, such as payments for achieving regulatory milestones or royalties payable on sales of drugs. The milestone and royalty revenue that we may receive under these collaborations will depend upon our collaborators' ability to successfully develop, introduce, market and sell new products. In addition, collaborators may decide to enter into arrangements with third parties to commercialize products developed under collaborations using our technologies, which could reduce the milestone and royalty revenue that we may receive, if any. Future collaboration partners may fail to develop or effectively commercialize products using our products or technologies because they:

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  decide not to devote the necessary resources due to internal constraints, such as limited personnel with the requisite expertise, limited cash resources or specialized equipment limitations, or the belief that other drug development programs may have a higher likelihood of obtaining marketing approval or may potentially generate a greater return on investment;

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  decide to pursue other technologies or develop other product candidates, either on their own or in collaboration with others, including our competitors, to treat the same diseases targeted by our own collaborative programs;

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  do not have sufficient resources necessary to carry the product candidate through clinical development, marketing approval and commercialization; or

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  cannot obtain the necessary marketing approvals.

Competition may negatively impact a partner's focus on and commitment to the bempedoic acid / ezetimibe combination or bempedoic acid and, as a result, could delay or otherwise negatively affect the commercialization of the bempedoic acid / ezetimibe combination or bempedoic acid outside of the United States or in the broader statin resistant market in the United States. If future collaboration partners fail to develop or effectively commercialize the bempedoic acid / ezetimibe combination or bempedoic acid for any of these reasons, our sales of the bempedoic acid / ezetimibe combination or bempedoic acid, if approved, may be limited, which would have a material adverse effect on our operating results and financial condition.

Risks Related to General Business, Employee Matters and Managing Growth

We will need to develop and expand our company, and we may encounter difficulties in managing this development and expansion, which could disrupt our operations.

We expect that we will continue to increase our workforce and the scope of our operations. To manage our anticipated development and expansion, we must continue to implement and improve our managerial, operational and financial systems, expand our facilities and continue to recruit and train additional qualified personnel. Also, our management may need to divert a disproportionate amount of its attention away from its day-to-day activities and devote a substantial amount of time to managing these development activities. Due to our limited resources, we may not be able to effectively manage the expansion of our operations or recruit and train additional qualified personnel. This may result in weaknesses in our infrastructure; or give rise to operational mistakes, loss of business opportunities, loss of employees and reduced productivity among remaining employees. The physical expansion of our operations may lead to significant costs and may divert financial resources from other projects, such as the development of the bempedoic acid / ezetimibe combination or bempedoic acid. If our management is unable to effectively manage our expected development and expansion, our expenses may increase more than anticipated, our ability to generate or increase our revenue could be reduced and we may not be able to implement our business strategy. Our future financial performance and our ability to commercialize the bempedoic acid / ezetimibe combination or bempedoic acid, if approved, and compete effectively will depend, in part, on our ability to effectively manage the future development and expansion of our company.

Our future success depends on our ability to retain members of our senior management team, and to attract, retain and motivate qualified personnel.

We are highly dependent on members of our senior management team. We have entered into employment agreements with these individuals, but any employee may terminate his or her employment with us. Although we do not have any reason to believe that we will lose the services of these individuals in the foreseeable future, the loss of the services of these individuals might impede the achievement of our research, development and commercialization objectives. We rely on consultants and advisors, including scientific and clinical advisors, to assist us in formulating our development and commercialization strategy. Our consultants and advisors may be employed by employers other than us and may have commitments under consulting or advisory contracts with other entities that may limit their availability to us. Recruiting and retaining qualified scientific personnel and sales and marketing personnel will also be critical to our success. We may not be able to attract and retain these personnel on acceptable terms given the competition among numerous pharmaceutical and biotechnology companies for similar personnel. We also experience competition for the hiring of scientific personnel from universities and research institutions. Failure to succeed in clinical studies may make it more challenging to recruit and retain qualified scientific personnel.

Our company lacks experience commercializing products, which may have a material adverse effect on our business.

We will need to transition from a company with a development focus to a company capable of supporting commercial activities. We may be unsuccessful in making such a transition. Our company has never filed an NDA and has not yet demonstrated an ability to obtain marketing approval for or commercialize a product candidate. Therefore, our clinical development and regulatory approval process may involve more inherent risk, take longer, and cost more than it would if we were a company with a more significant operating history and had experience obtaining marketing approval for and commercializing a product candidate.

Our employees may engage in misconduct or other improper activities, including violating applicable regulatory standards and requirements or engaging in insider trading, which could significantly harm our business.

We are exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with the regulations of the FDA and applicable non-U.S. regulators, provide accurate information to the FDA and applicable non-U.S. regulators, comply with healthcare fraud and abuse laws and regulations in the United States and abroad, report financial information or data accurately or disclose unauthorized activities to us. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve the improper use of, including trading on, information obtained in the course of clinical studies, which could result in regulatory sanctions and serious harm to our reputation. We have adopted a code of conduct, but it is not always possible to identify and deter employee misconduct, and the precautions we take to detect and prevent this activity may be ineffective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions.

In order to satisfy our obligations as a publicly traded company, we may need to hire qualified accounting and financial personnel with appropriate public company experience.

As a relatively new public company, we need to establish and maintain effective disclosure and financial controls and our corporate governance practices that we have adopted. We may need to hire additional accounting and financial personnel with appropriate public company experience and technical accounting knowledge, and it may be difficult to recruit and maintain such personnel. Even if we are able to hire appropriate personnel, our existing operating expenses and operations will be impacted by the direct costs of their employment and the indirect consequences related to the diversion of management resources from product development efforts.

 Risks Related to our Financial Position and Capital Requirements

We have not generated any revenue from the bempedoic acid / ezetimibe combination or bempedoic acid and may never be profitable.

Our ability to become profitable depends upon our ability to generate revenue. To date, we have not generated any revenue from the bempedoic acid / ezetimibe combination or bempedoic acid, and we do not know when, or if, we will generate any revenue. We do not expect to generate significant revenue unless and until we obtain marketing approval of, and begin to sell, the bempedoic acid / ezetimibe combination and bempedoic acid. Our ability to generate revenue depends on a number of factors, including, but not limited to, our ability to:

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  successfully complete our CLEAR Outcomes CVOT;

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  successfully complete our global pivotal Phase 3 LDL-C lowering program for the bempedoic acid / ezetimibe combination and bempedoic acid; initiate and successfully complete all safety studies required to obtain U.S. and foreign marketing approval for the bempedoic acid / ezetimibe combination and bempedoic acid as a treatment for statin intolerant patients for LDL-C lowering or CV risk reduction;

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  commercialize the bempedoic acid / ezetimibe combination and bempedoic acid, if approved, by developing a sales force or entering into collaborations with third parties; and

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  achieve market acceptance of the bempedoic acid / ezetimibe combination and bempedoic acid in the medical community and with third-party payors.

Absent our entering into a collaboration or partnership agreement, we expect to incur significant sales and marketing costs as we prepare to commercialize the bempedoic acid / ezetimibe combination and bempedoic acid. Even if we initiate and successfully complete our clinical program of the bempedoic acid / ezetimibe combination and bempedoic acid and achieve all clinical endpoints and the bempedoic acid / ezetimibe combination and bempedoic acid is approved for commercial sale, and despite expending these costs, the bempedoic acid / ezetimibe combination or bempedoic acid may not be a commercially successful drug. We may not achieve profitability soon after generating product sales, if ever. If we are unable to generate product revenue, we will not become profitable and may be unable to continue operations without continued funding.

Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights.

We may seek additional capital through a combination of private and public equity offerings, debt financings, royalty-based financings, collaborations and strategic and licensing arrangements. To the extent that we raise additional capital through the sale of common stock or securities convertible or exchangeable into common stock, your ownership interest in our company will be diluted. In addition, the terms of any such securities may include liquidation or other preferences that materially adversely affect your rights as a stockholder. Debt financing, if available, would increase our fixed payment obligations. Debt or royalty-based financings may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we raise additional funds through collaboration, strategic partnerships and licensing arrangements with third parties, we may have to relinquish valuable rights to the bempedoic acid / ezetimibe combination or bempedoic acid, our intellectual property, future revenue streams or grant licenses on terms that are not favorable to us.

Our ability to use our net operating loss carryforwards may be subject to limitation.

At December 31, 2016, we had United States federal net operating loss carryforwards of approximately $196.4 million and state net operating loss carryforwards of approximately $18.1 million. Under

Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, or the Code, if a corporation undergoes an "ownership change," the corporation's ability to use its pre-change net operating loss carryforwards and other pre-change tax attributes, such as research tax credits, to offset its post-change income may be limited. In general, an "ownership change" will occur if there is a cumulative change in our ownership by "5-percent shareholders" that exceeds 50 percentage points over a rolling three-year period. Similar rules may apply under state tax laws. As a result of prior equity issuances and other transactions in our stock, we have previously experienced "ownership changes" under section 382 of the Code and comparable state tax laws. We may also experience ownership changes in the future as a result of future transactions in our stock. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carryforwards or other pre-change tax attributes to offset United States federal and state taxable income is subject to limitations.

Complying with public company reporting and other obligations may strain our financial and managerial resources. Additionally, we are obligated to develop and maintain proper and effective internal control over financial reporting, but we may not complete our analysis of our internal control over financial reporting in a timely manner or these internal controls may not be determined to be effective, either of which may harm investor confidence in us and the value of our common stock.

As a public company, we are required to comply with applicable provisions of the Sarbanes-Oxley Act of 2002, as well as other rules and regulations promulgated by the SEC and the NASDAQ Stock Market LLC, or NASDAQ, which results in significant initial and continuing legal, accounting, administrative and other costs and expenses. The listing requirements of The NASDAQ Global Market require that we satisfy certain corporate governance requirements relating to director independence, distributing annual and interim reports, stockholder meetings, approvals and voting, soliciting proxies, conflicts of interest and a code of conduct. Our management and other personnel need to devote a substantial amount of time to ensure that we comply with all of these requirements.

We are subject to Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, and the related rules of the SEC that generally require our management and independent registered public accounting firm to report on the effectiveness of our internal control over financial reporting. Section 404 requires an annual management assessment, as well as an opinion from our independent registered public accounting firm, on the effectiveness of our internal control over financial reporting.

We are in the costly and challenging process of evaluating and testing our internal controls for the purpose of providing the reports required by these rules. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. During the course of our review and testing, we may identify deficiencies and be unable to remediate them before we must provide the required reports. Furthermore, if we have a material weakness in our internal control over financial reporting, we may not detect errors on a timely basis and our financial statements may be materially misstated. We or our independent registered public accounting firm may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting, which could harm our operating results, cause investors to lose confidence in our reported financial information and cause the trading price of our stock to fall. In addition, we are required to timely file accurate quarterly and annual reports with the SEC under the Securities Exchange Act of 1934, or the Exchange Act, as amended. In order to report our results of operations and financial statements on an accurate and timely basis, we depend on CROs to provide timely and accurate notice of their costs to us. Any failure to report our financial results on an accurate and timely basis could result in sanctions, lawsuits, delisting of our shares from The NASDAQ Global Market or other adverse consequences that would materially harm our business.

 Risks Related to the Securities Markets and Investment in our Common Stock

Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

At August 1, 2017, our executive officers, directors and entities affiliated with certain of our directors beneficially owned approximately 28.0% of our outstanding voting common stock. These stockholders have the ability to influence us through their ownership position. These stockholders may be able to determine the outcome of all matters requiring stockholder approval. For example, these stockholders may be able to control elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for our common stock that you may feel are in your best interest as one of our stockholders.

We may be at an increased risk of securities class action litigation.

Historically, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for us because biotechnology and pharmaceutical companies have experienced significant stock price volatility in recent years. For example, a purported securities class action lawsuit was filed in January 2016 naming us and certain of our officers as defendants. In December 2016, the court granted our motion to dismiss with prejudice and entered judgment in our favor. In May 2017, the court denied plaintiffs' motion to alter or amend that judgment. On June 19, 2017, plaintiffs filed a notice of appeal to the Sixth Circuit Court of Appeals. Additionally, in December 2016, a purported derivative action was filed in Delaware against certain of our directors and officers. Any lawsuit to which we or our directors or officers are a party, with or without merit, may result in an unfavorable judgment. We also may decide to settle lawsuits on unfavorable terms. Any such negative outcome could result in payments of substantial damages or fines, damage to our reputation or adverse changes to our offerings or business practices. Any of these results could adversely affect our business. In addition, defending claims is costly and can impose a significant burden on our management. This proceeding and any others in which we may become involved could result in substantial costs and a diversion of management's attention and resources, which could harm our business.

If securities or industry analysts cease publishing research or reports or publish misleading, inaccurate or unfavorable research about us, our business or our market, our stock price and trading volume could decline.

The trading market for our common stock is influenced by the research and reports that securities or industry analysts publish about us, our business, our market or our competitors. We only recently started receiving research coverage by securities and industry analysts. If one or more of the industry analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, or provides more favorable relative recommendations about our competitors, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price or trading volume to decline.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us, even one that may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our certificate of incorporation and bylaws may delay or prevent an acquisition of us or a change in our management. These provisions include a classified board of directors, a prohibition on actions by written consent of our stockholders and the ability of our board of directors to issue preferred stock without stockholder approval. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which limits the ability of stockholders owning in excess of 15% of our outstanding voting stock to merge or combine with us. Although we believe these provisions collectively provide for an opportunity to obtain greater value for stockholders by requiring potential acquirors to negotiate with our board of directors, they would apply even if an offer rejected by our board were considered beneficial by some stockholders. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management.

We do not intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividend on our common stock and do not currently intend to do so in the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. Therefore, the success of an investment in shares of our common stock will depend upon any future appreciation in their value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which you purchased them. Additionally, our ability to pay dividends on our common stock is limited by restrictions under the terms of our Credit Facility with Oxford Finance LLC.

Risks Related to This Offering

We have broad discretion in the use of the net proceeds from this offering and our existing cash and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled "Use of Proceeds," as well as our existing cash and cash equivalents, and you will be relying on the judgment of our management regarding such application. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash and cash equivalents in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

You will experience immediate dilution in the book value per share of the securities you purchase in this offering.

Because the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the net tangible book value per share of our common stock of $6.82 as of June 30, 2017, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $37.46 per share in the net tangible book value of the common stock you purchase. Any exercise of outstanding stock options, warrants or other equity awards will result in further dilution. See "Dilution" for a more detailed discussion of the dilution you will incur if you purchase our securities in this offering.

The trading price of the shares of our common stock could be highly volatile, and purchasers of our common stock could incur substantial losses.

Our stock began trading on The NASDAQ Global Market on June 26, 2013. Between that date and August 9, 2017, it has traded between $9.40 and $120.96 per share. Our stock price could be subject to wide fluctuations in response to a variety of factors, which include:

  ▪
  plans for, progress of or results from clinical efficacy or safety studies of the bempedoic acid / ezetimibe combination and bempedoic acid;

  ▪
  guidance from or communications with the FDA regarding our ongoing or planned clinical studies of the bempedoic acid / ezetimibe combination and bempedoic acid;

  ▪
  the failure of or delay by of the FDA to approve the bempedoic acid / ezetimibe combination or bempedoic acid in our desired or expected target indications or at all;

  ▪
  announcements of new products, technologies, commercial relationships, acquisitions or other events by us or our competitors;

  ▪
  the success or failure of other LDL-C lowering therapies;

  ▪
  regulatory or legal developments in the United States and other countries;

  ▪
  failure of the bempedoic acid / ezetimibe combination or bempedoic acid, if approved, to achieve commercial success;

  ▪
  fluctuations in stock market prices and trading volumes of similar companies;

  ▪
  general market conditions and overall fluctuations in U.S. equity markets;

  ▪
  variations in our quarterly operating results;

  ▪
  changes in our financial guidance or securities analysts' estimates of our financial performance;

  ▪
  changes in accounting principles;

  ▪
  our ability to raise additional capital and the terms on which we can raise it;

  ▪
  sales of large blocks of our common stock, including sales by our executive officers, directors and significant stockholders;

  ▪
  additions or departures of key personnel;

  ▪
  discussion of us or our stock price by the press and by online investor communities; and

  ▪
  other risks and uncertainties described in these risk factors.

As a result, you may not be able to sell your shares of common stock at or above the price at which you purchase them. In addition, the stock market in general, and The NASDAQ Global Market and the stock of biotechnology and emerging pharmaceutical companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance.

 USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares of common stock we are offering will be approximately $142.5 million after deducting the underwriting discounts and commissions and estimated offering costs payable by us. If the underwriters exercise in full their option to purchase additional shares, we estimate that our net proceeds from this offering will be approximately $164.0 million.

The principal purpose of this offering is to obtain additional capital to support our operations. We expect to use the net proceeds of this offering, in addition to our existing cash resources, for the following purposes:

  ▪
  continue to fund the CLEAR Outcomes CVOT for patients with hypercholesterolemia and with ASCVD and/or HeFH, or who are at high risk for CVD, and who are only able to tolerate less than the lowest approved daily starting doses of a statin and can be considered statin intolerant;

  ▪
  support the NDA and MAA submission activities and our operations through regulatory approvals for LDL-C lowering indications for the bempedoic acid / ezetimibe combination pill and bempedoic acid;

  ▪
  support pre-commercial launch activities for the bempedoic acid / ezetimibe combination pill and bempedoic acid;

  ▪
  initiate development activities for a reformulated tablet of bempedoic acid for NASH indications; and

  ▪
  working capital and general corporate and administrative expenses.

The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any collaborative or strategic partnering efforts, and the competitive environment for our planned products. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

 MARKET FOR COMMON STOCK

Our common stock is traded under the symbol "ESPR" and is quoted on The NASDAQ Global Market. The following table sets forth the high and low sales prices for shares of our common stock, as reported by The NASDAQ Global Market for the periods indicated.

Year Ending December 31, 2017	High	Low
First Quarter	$48.21	$10.71
Second Quarter	$49.69	$30.95
Third Quarter(1)	$57.38	$43.49

Year Ended December 31, 2016	High	Low
First Quarter	$22.43	$12.61
Second Quarter	$20.19	$9.58
Third Quarter	$14.85	$9.75
Fourth Quarter	$14.33	$9.40

Year Ended December 31, 2015	High	Low
First Quarter	$118.95	$41.00
Second Quarter	$120.96	$72.05
Third Quarter	$100.98	$18.07
Fourth Quarter	$30.41	$21.14

(1)
For the period from July 1, 2017 through August 9, 2017.

On August 9, 2017, the closing price for the common stock as reported on The NASDAQ Global Market was $50.54.

As of August 1, 2017, there were 10 stockholders of record, which excludes stockholders whose shares were held in nominee or street name by brokers.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. In addition, the terms of our outstanding indebtedness restrict our ability to pay dividends, and any future indebtedness that we may incur could preclude us from paying dividends. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant. Additionally, our ability to pay dividends on our common stock is limited by restrictions under the terms of our Credit Facility with Oxford Finance LLC.

 DILUTION

If you purchase shares of our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the net tangible book value per share of our common stock after this offering. Our net tangible book value as of June 30, 2017 was $154.1 million, or $6.82 per share of common stock. "Net tangible book value" is total assets minus the sum of liabilities and intangible assets. "Net tangible book value per share" is net tangible book value divided by the total number of shares of common stock outstanding.

After giving effect to the sale by us of 3,100,000 shares of common stock, and after deducting the underwriting discounts and commissions and estimated offering expenses that we will pay, our net tangible book value as of June 30, 2017, would have been approximately $296.6 million, or $11.54 per share of common stock. This amount represents an immediate increase in net tangible book value of $4.72 per share to existing stockholders and an immediate dilution of $37.46 per share to purchasers in this offering.

The following table illustrates the dilution:

Public offering price per share of common stock		$49.00
Net tangible book value per share as of June 30, 2017	$6.82
Increase in net tangible book value per share attributable to this offering	$4.72

Pro forma net tangible book value per share after this offering		$11.54

Dilution per share to new investors		$37.46

This table:

  ▪
  assumes no exercise of outstanding options to purchase 452,434 shares of common stock with a weighted-average exercise price of $2.28 per share, issued under our 2008 Incentive Stock Option and Restricted Stock Plan, as of June 30, 2017;

  ▪
  assumes no exercise of outstanding options to purchase 3,813,422 shares of common stock with a weighted-average exercise price of $29.77 per share, issued under our Amended and Restated 2013 Stock Option and Incentive Plan, as of June 30, 2017;

  ▪
  assumes no exercise of outstanding options to purchase 102,000 shares of common stock with an exercise price of $37.31 per share, issued under our Amended and Restated 2013 Stock Option and Incentive Plan, as of June 30, 2017;

  ▪
  assumes no issuance or exercise of 155,582 shares of common stock reserved for future issuance under our Amended and Restated 2013 Stock Option and Incentive Plan, as of June 30, 2017;

  ▪
  assumes no issuance or exercise of 648,000 shares of common stock reserved for future issuance under our 2017 Inducement Equity Plan, as of June 30, 2017; and

  ▪
  assumes no exercise of outstanding warrants to purchase 256,590 shares of common stock with a weighted-average exercise price of $7.25 per share, as of June 30, 2017.

 UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated August 9, 2017, among us and Jefferies LLC, Cowen and Company, LLC, and UBS Securities LLC, as the representatives of the underwriters named below and the joint book-running managers of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of common stock shown opposite its name below:

Underwriter	Number of Shares
Jefferies LLC	1,162,500
Cowen and Company, LLC	806,000
UBS Securities LLC	542,500
JMP Securities LLC	217,000
Stifel, Nicolaus & Company, Incorporated	217,000
Needham & Company, LLC	155,000

Total	3,100,000

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers' certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $1.764 per share of common stock. After the offering, the public offering price and concession to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares.

	Per Share		Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$49.00	$49.00	$151,900,000	$174,685,000
Underwriting discounts and commissions paid by us	$2.94	$2.94	$9,114,000	$10,481,100
Proceeds to us, before expenses	$46.06	$46.06	$142,786,000	$164,203,900

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $250,000.

Listing

Our common stock is listed on the NASDAQ Global Market under the symbol "ESPR."

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of 465,000 shares from us at the public offering price set forth on the cover page of this prospectus, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter's initial purchase commitment as indicated in the table above.

No Sales of Similar Securities

We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to (other than registration statements on Form S-8 relating to securities granted or to be granted pursuant to the terms of equity incentive plans), any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock ("Lock-Up Securities"), or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of our common stock or any such other securities, without the prior written consent of Jefferies LLC and Cowen and Company, LLC for a period of 90 days after the date of this prospectus supplement, except for grants of employee stock options or other equity-based awards pursuant to our existing plans, issuances pursuant to the exercise of such employee stock options or other equity-based awards, issuances pursuant to the exercise of warrants outstanding on the date hereof, the sale of shares to the underwriters, issuances of options to induce personnel to accept employment with our company (whether or not pursuant to a plan), which in the aggregate shall not exceed 4% of the then outstanding shares of our common stock and issuances of Lock-Up Securities or securities exercisable for, convertible into or exchangeable for Lock-Up Securities in connection with any acquisition, collaboration, licensing or other joint venture or strategic transaction or any debt financing transaction involving us (provided that such issuances shall not be greater than 10% of the then outstanding shares of our common stock and the recipients of the Lock-Up Securities agree to be bound by the restrictions described below).

None of our shareholders have agreed to lock-up restrictions in connection with this offering. Our officers and directors have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Jefferies LLC for a period of 90 days after the date of this prospectus supplement.

This restriction terminates after the close of trading of the common stock on and including the 90th day after the date of this prospectus. Jefferies LLC and Cowen and Company, LLC, may in their sole discretion and at any time or from time to time before the termination of the 90-day period release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our directors and officers who executed a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

The restrictions described in this paragraph do not apply to:

  ▪
  transfers of shares as a bona fide gift, transfers of shares or our other securities to a trust or limited family partnership for the benefit of the lock-up signatory or members of the lock-up signatory's immediate family, or transfers of shares or other of our securities by will or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the lock-up signatory in a transaction not involving a disposition for value, provided that (i) each transferee agrees to be bound in writing by the restrictions described above and (ii) no filing or public announcement shall be required or voluntarily made in connection with such event, other than the filing on a SEC Form 5 ("Form 5") made after the expiration of the lock-up period;

  ▪
  the exercise, including by "net" exercise, of any options or warrants to acquire shares of the conversion of any convertible security into shares, provided that (i) each transferee agrees to be bound in writing by the restrictions described above and (ii) no filing or public announcement shall be required or voluntarily made in connection with such event, other than the filing on a Form 5 made after the expiration of the lock-up period or a filing on a Form 4 that reports such "net" exercise under the transaction code "F";

  ▪
  transfers or distributions of shares to members, limited partners, stockholders or affiliates of, or any investment fund or other entity that controls or manages the lock-up signatory, provided that (i) each transferee agrees to be bound in writing by the restrictions described above and (ii) no filing or public announcement shall be required or voluntarily made in connection with such event, other than the filing on a Form 5 made after the expiration of the lock-up period;

  ▪
  sales or transfers of shares pursuant to a bona fide third party tender offer for all or substantially all of the outstanding shares of our common stock, merger, consolidation or other similar transaction made to all holders of the our common stock involving a change of control, provided that in the event that such transaction is not completed, the shares owned by each of the lock-up signatories shall remain subject to the restrictions described above;

  ▪
  the entering into by the lock-up signatory of a written trading plan pursuant to Rule 10b5-1 of the Exchange Act during the lock-up period, provided that no sales of the lock-up signatory's shares shall be made pursuant to such plan prior to the expiration of the lock-up period;

  ▪
  shares purchased by the lock-up signatory in the open market following this offering, provided that no filing or public announcement shall be required or voluntarily made in connection with such event, other than the filing on a Form 5 made after the expiration of the lock-up.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either "covered" short sales or "naked" short sales.

"Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

"Naked" short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter's purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common stock on The NASDAQ Global Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters' web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Disclaimers About Non-U.S. Jurisdictions

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), an offer to the public of any common shares which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any common shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

  (a)  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

  (c)  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of common shares shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer common shares to the public" in relation to the common shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the common shares to be offered so as to enable an investor to decide to purchase or subscribe to the common shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

Each underwriter:

  ▪
  has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of Financial Services and Markets Act 2000, as amended (the "FSMA")) in connection with the sale or issue of common stock in circumstances in which section 21 of FSMA does not apply to such underwriter; and

  ▪
  has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the shares of common stock in, from, or otherwise involving the United Kingdom.

This prospectus is directed solely at persons (i) who are outside the United Kingdom or (ii) in the United Kingdom, who: (A) have professional experience in matters relating to investments and who fall within the definition of "investment professionals" in Article 19(5) of the Financial Services and Markets Act (Financial Promotion) Order 2005 (the "Order") (B) are high net worth entities and other persons falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). Accordingly, by accepting delivery of this prospectus, the recipient warrants and acknowledges that it is such a relevant person. This prospectus must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus relates is available only to relevant persons and will be engaged in with relevant persons only.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Australia

Neither this prospectus supplement nor the accompanying prospectus is a disclosure document for the purposes of Australia's Corporations Act 2001 (Cth) of Australia, or Corporations Act, or has been lodged with the Australian Securities & Investments Commission, and each is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement and the accompanying prospectus in Australia, you confirm and warrant that you are either:

  ▪
  a "sophisticated investor" under section 708(8)(a) or (b) of the Corporations Act;

  ▪
  a "sophisticated investor" under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant's certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

  ▪
  a person associated with the company under Section 708(12) of the Corporations Act; or

  ▪
  a "professional investor" within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this prospectus supplement and the accompanying prospectus is void and incapable of acceptance.

You warrant and agree that you will not offer any of the shares issued to you pursuant to this prospectus supplement and the accompanying prospectus for resale in Australia within 12 months of those shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong, or SFO, and any rules made under that Ordinance; or in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong, or CO, or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation, or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the SFO and any rules made under that Ordinance.

Neither this prospectus supplement nor the accompanying prospectus has been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement and the accompanying prospectus may not be issued, circulated, or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the accompanying prospectus and the relevant offering documents and that he is not acquiring, and has not been offered, any securities in circumstances that contravene any such restrictions.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the common stock is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and "qualified individuals," each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

Neither this prospectus supplement nor the accompanying prospectus has been and neither will be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

    (i)  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

   (ii)  where no consideration is or will be given for the transfer;

  (iii)  where the transfer is by operation of law;

   (iv)  as specified in Section 276(7) of the SFA; or

    (v)  as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of our common stock to non-U.S. holders (as defined below), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed or subject to differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any U.S. state or local or any non-U.S. jurisdiction, the Medicare tax on net investment income or any alternative minimum tax consequences. In addition, this discussion does not address tax considerations applicable to an investor's particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

  ▪
  banks, insurance companies or other financial institutions;

  ▪
  tax-exempt organizations;

  ▪
  dealers in securities or currencies;

  ▪
  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

  ▪
  persons that own, or are deemed to own, more than five percent of our capital stock;

  ▪
  certain former citizens or long-term residents of the United States subject to tax as expatriates;

  ▪
  persons who hold our common stock as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction transaction;

  ▪
  persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes);

  ▪
  persons deemed to sell our common stock under the constructive sale provisions of the Code;

  ▪
  pension plans;

  ▪
  controlled foreign corporations;

  ▪
  passive foreign investment companies; or

  ▪
  persons that acquire our common stock as compensation for services.

In addition, if a partnership, including any entity or arrangement classified as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common stock, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal estate or gift tax rules or under the laws of any U.S. state or local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Non-U.S. Holder Defined

For purposes of this discussion, you are a non-U.S. holder if you are a beneficial owner of our common stock that is for U.S. federal income tax purposes (i) a foreign corporation or any other foreign organization taxable as a corporation for U.S. federal income tax purposes, (ii) a nonresident alien individual, or (iii) a foreign estate or trust that in either case is not subject to U.S. federal income tax on a net-income basis on income or gain from a share of our common stock.

Distributions

If we make distributions on our common stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock (which will be taxed as described below under "— Gain on Sale or Other Disposition of Common Stock").

Subject to the discussion below regarding backup withholding and FATCA, any dividend paid to you generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, you must provide the applicable withholding agent with an IRS Form W-8BEN (generally including a U.S. taxpayer identification number), IRS Form W-8-BEN-E or another appropriate version of IRS Form W-8 (or a successor form), in each case, certifying qualification for the reduced rate.

Dividends received by you that are effectively connected with the conduct of a U.S. trade or business (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by you in the United States) generally are exempt from such withholding tax. In order to obtain this exemption, you must provide the applicable withholding agent with an IRS Form W-8ECI or successor form or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the you in the United States) may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

If you are eligible for a reduced rate of withholding tax pursuant to a tax treaty, you may be able to obtain a refund of any excess amounts currently withheld if you file an appropriate claim for refund with the IRS.

Gain on Sale or Other Disposition of Common Stock

Subject to the discussion below regarding backup withholding and FATCA, you generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

  ▪
  the gain is effectively connected with the conduct of a U.S. trade or business (and, if an income tax treaty applies, the gain is attributable to a permanent establishment maintained by you in the United States), in which case you will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and if you are a corporation, you may be subject to the branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty;

  ▪
  you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the taxable year in which the sale or disposition occurs and certain other conditions are met, in which case you will be required to pay a flat 30% tax on the gain derived from the sale, which tax may be offset by U.S. source capital losses (even though you are not considered a resident of the United States) (subject to applicable income tax or other treaties); or

  ▪
  our common stock constitutes a U.S. real property interest by reason of our status as a "U.S. real property holding corporation" for U.S. federal income tax purposes, or a USRPHC, at any time within the shorter of the five-year period preceding the disposition or your holding period for our common stock. We believe that we are not currently and will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if you actually or constructively hold more than five percent of such regularly traded common stock at any time during the applicable period that is specified in the Code.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends or of proceeds on the disposition of stock made to you may be subject to additional information reporting and backup withholding at a current rate of 28% unless you establish an exemption, for example by properly certifying your non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8 (or a successor form). Notwithstanding the foregoing, backup withholding and information reporting may apply if the applicable withholding agent has actual knowledge, or reason to know, that you are a U.S. person.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker.

Backup withholding is not an additional tax; rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act ("FATCA")

Provisions commonly referred to as "FATCA" may impose withholding tax on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities. The legislation imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our common stock paid to a foreign financial institution or to certain non-financial foreign entities, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements, or (iii) an exception applies. If the payee is a foreign financial institution and an exception does not apply, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. If the country in which a payee is resident has entered into an "intergovernmental agreement" with the United States regarding FATCA, that agreement may permit the payee to report to that country rather than to the U.S. Treasury. Under final regulations and published guidance, any obligation to withhold from payments made to a foreign financial institution or a non-financial foreign entity under FATCA currently applies with respect to payments of dividends on our common stock, but with respect to the gross proceeds of a sale or other disposition of our common stock will not begin until January 1, 2019. Prospective investors should consult their tax advisors regarding FATCA.

Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

LEGAL MATTERS

The validity of the common stock being offered hereby will be passed upon by Goodwin Procter LLP, Boston, Massachusetts. Davis Polk & Wardwell LLP, Menlo Park, California, is acting as counsel for the underwriters in connection with certain legal matters related to this offering.

EXPERTS

The financial statements of Esperion Therapeutics, Inc. incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These documents also may be accessed through the SEC's electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC's home page on the Internet (www.sec.gov).

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See "Description of Capital Stock" in the accompanying prospectus. We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any shareholder upon request and without charge. Written requests for such copies should be directed to Esperion Therapeutics, Inc., 3891 Ranchero Drive, Suite 150, Ann Arbor, Michigan 48108, Attention: Vice President of Finance, or by telephone request to (734) 887-3903. Our website is located at www.esperion.com. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to "incorporate by reference" information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus omit certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. Statements in this prospectus supplement and the accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in "Where You Can Find More Information." The documents we are incorporating by reference are:

  ▪
  description of our common stock contained in our Registration Statement on Form 8-A, filed on June 25, 2013;

  ▪
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on February 22, 2017;

  ▪
  our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2017, filed on May 4, 2017, and for the fiscal quarter ended June 30, 2017, filed on August 8, 2017;

  ▪
  our annual Proxy Statement on Schedule 14A relating to our annual meeting of stockholders, filed with the SEC on March 6, 2017 (with respect to those portions incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016); and

  ▪
  our Current Reports on Form 8-K filed with the SEC on January 9, 2017, March 7, 2017, March 20, 2017, April 20, 2017, June 26, 2017, and July 27, 2017 (except for information contained therein which is furnished rather than filed).

In addition, all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in such forms that are related to such items unless such Form 8-K expressly provides to the contrary) subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, before the date our offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement and the accompanying prospectus.

Any statement contained in this prospectus supplement and the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Esperion Therapeutics, Inc., 3891 Ranchero Drive, Suite 150, Ann Arbor, Michigan 48108, Attention: Vice President of Finance, or by telephone request to (734) 887-3903.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS

$250,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

        We may from time to time issue, in one or more series or classes, up to $250,000,000 in aggregate principal amount of our common stock, preferred stock, debt securities, warrants and/or units. We may offer these securities separately or together in units. We will specify in the accompanying prospectus supplement the terms of the securities being offered. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions, or discount arrangements, in the accompanying prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement.

        You should read this document and any prospectus supplement or amendment carefully before you invest in our securities.

        Our common stock is listed on the NASDAQ Global Market under the symbol "ESPR." On December 15, 2015, the closing price for our common stock, as reported on the NASDAQ Global Market, was $22.95 per share. Our principal executive offices are located at 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108.

        Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading "Risk Factors" contained in this prospectus beginning on page 2 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is January 19, 2016.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $250,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" beginning on page 35 of this prospectus.

        You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

        Unless the context otherwise indicates, references in this prospectus to "Esperion", "we", "our", "us" and "the Company" refer, collectively, to Esperion Therapeutics, Inc., a Delaware corporation.

RISK FACTORS

        Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and in the documents incorporated herein by reference, including (i) our annual report on Form 10-K for the fiscal year ended December 31, 2014, which is on file with the SEC and is incorporated herein by reference, (ii) our quarterly reports on Form 10-Q for the quarter ended March 31, 2015, June 30, 2015 and September 30, 2015, which are incorporated by reference into this prospectus, and (iii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as "may," "will," "could," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "projects," "potential," "continue," and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this report, and in particular those factors referenced in the section "Risk Factors."

        This prospectus contains forward-looking statements that are based on our management's belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

  •
  our ability to obtain regulatory approval for ETC-1002, including statements related to specific clinical studies or clinical observations that will be required for such approval;

  •
  the timing and outcome of our ongoing or future Phase 2 clinical studies of ETC-1002;

  •
  the timing and outcome of our future Phase 3 clinical studies of ETC-1002;

  •
  our ability to replicate positive results from a completed clinical study in a future clinical study;

  •
  our ability to fund our development programs with existing capital or our ability to raise additional capital in the future;

  •
  the potential benefits, effectiveness or safety of ETC-1002, as compared to statins and other LDL-cholesterol, or LDL-C lowering therapies, either those currently available or those in development;

  •
  our ability to respond and adhere to changes in regulatory requirements, including any requirement to conduct additional, unplanned clinical studies in connection with our pursuit of ETC-1002 as an LDL-C lowering therapy;

  •
  the progress, timing and amount of costs associated with our development of ETC-1002;

  •
  guidelines relating to LDL-C levels and cardiovascular risk that are generally accepted within the medical community, including recent changes and any future changes to such guidelines;

  •
  reimbursement policies, including any future changes to such policies or related government legislation, and their impact on our ability to market, distribute and obtain payment for ETC-1002, if approved;

  •
  the accuracy of our estimates of the size and growth potential of the LDL-C lowering market and the rate and degree of ETC-1002's market acceptance, if approved;

  •
  our ability to obtain and maintain intellectual property protection for ETC-1002 without infringing on the intellectual property rights of others;

  •
  the loss of any of our key scientific or management personnel;

  •
  our intention to seek to establish strategic relationships or partnerships; and

  •
  our ability to compete with other companies that are, or may be, developing or selling products that may compete with ETC-1002, if approved.

 THE COMPANY

        We are a pharmaceutical company focused on developing and commercializing first-in-class, oral LDL-C lowering therapies for the treatment of patients with hypercholesterolemia. ETC-1002, or bempedoic acid, our lead product candidate, is an inhibitor of ATP Citrate Lyase, or ACL, a well-characterized enzyme on the cholesterol biosynthesis pathway. ETC-1002 inhibits cholesterol synthesis, decreases intracellular cholesterol, up-regulates LDL-receptors, and causes increased LDL-C clearance and reduced plasma levels of LDL-C. ETC-1002 is being developed for patients with hypercholesterolemia. We held an End-of-Phase 2 meeting with the Food and Drug Administration, or the FDA, in August 2015. We intend to initiate a global long-term safety study for ETC-1002 by the end of 2015. We own the exclusive worldwide rights to ETC-1002.

        Our principal executive offices are located at 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108 and our telephone number is (734) 887-3903.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods shown. You should read this table in conjunction with the financial statements and notes incorporated by reference in this prospectus. We have no preferred shares outstanding and paid no dividends on preferred shares during the periods indicated. Therefore, the ratios of earnings to combined fixed charges and preferred dividends are the same as the ratios of earnings to fixed charges presented below.

	Years Ended December 31,			Nine Months Ended September 30,
	2012	2013	2014	2015
Ratio of Earnings to Fixed Charges	N/A	N/A	N/A	N/A

        For purposes of calculating the ratios in the table above, earnings consist of net loss before income taxes. Fixed charges include interest expense on indebtedness and an estimate of the interest expense within rental expense.

        We did not record earnings for any of the years ending December 31, 2014, 2013 and 2012 or the nine months ended September 30, 2015. Accordingly, our earnings were insufficient to cover fixed charges for such periods and we are unable to disclose a ratio of earnings to fixed charges for such periods. The dollar amount of the deficiency in earnings available for fixed charges for the years ended December 31, 2014, 2013 and 2012 and the nine months ended September 30, 2015 was approximately $36.4 million, $26.1 million, $11.7 million and $36.7 million, respectively.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include research and development costs, the acquisition or licensing of other products, businesses or technologies, repayment and refinancing of debt, working capital and capital expenditures. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade, interest bearing instruments and U.S. government securities, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

SECURITIES WE MAY OFFER

        This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

        The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our Charter and our By-Laws, which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. We refer in this section to our Charter as our certificate of incorporation, and we refer to our By-Laws as our by-laws. The terms of our common stock and preferred stock may also be affected by Delaware law.

Authorized Capital Stock

        Our authorized capital stock consists of 120,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of December 15, 2015, we had 22,518,907 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

        Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Our Charter provides that our Board shall be divided into three nearly equal classes, with each class's term expiring on a staggered basis. Vacancies and newly created directorships may be filled by a majority of the directors then in office, though less than a quorum. Directors may be removed only for cause by the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of capital stock entitled to vote generally in the election of directors. Shareholders do not have cumulative voting rights. Holders of common stock have no preemptive, redemption or conversion rights and are not subject to future calls or assessments. No sinking fund provisions apply to our common stock. All outstanding shares are fully-paid and non-assessable. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in assets available for distribution, subject to any prior distribution rights of any preferred stock then outstanding. Holders of common stock are entitled to receive proportionately any such dividends declared by our Board, out of legally available funds for dividends, subject to any preferences that may be applicable to any shares of preferred stock that may be outstanding at that time. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Listing

        Our common stock is listed on The NASDAQ Global Market under the symbol "ESPR." On December 15, 2015, the closing price for our common stock, as reported on the NASDAQ Global Market, was $22.95 per share. As of December 15, 2015, we had approximately 11 stockholders of record.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Preferred Stock

        Our Board is authorized to issue up to 5,000,000 shares of preferred stock in one or more series without shareholder approval. Our Board may determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

        The purpose of authorizing our Board to issue preferred stock in one or more series and determine the number of shares in the series and its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. Examples of rights and preferences that the Board may fix are:

  •
  dividend rights;

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  dividend rates;

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  conversion rights;

  •
  voting rights;

  •
  terms of redemption; and

  •
  liquidation preferences.

        The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer, stockholder or stockholder group. The rights of holders of our common stock described above, will be subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

        We will incorporate by reference as an exhibit to the registration statement, which includes this prospectus, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. This description and the applicable prospectus supplement will include:

  •
  the title and stated value;

  •
  the number of shares authorized;

  •
  the liquidation preference per share;

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  the purchase price;

  •
  the dividend rate, period and payment date, and method of calculation for dividends;

  •
  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

  •
  the procedures for any auction and remarketing, if any;

  •
  the provisions for a sinking fund, if any;

  •
  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

  •
  any listing of the preferred stock on any securities exchange or market;

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  whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

  •
  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

  •
  voting rights, if any, of the preferred stock;

  •
  preemptive rights, if any;

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  restrictions on transfer, sale or other assignment, if any;

  •
  whether interests in the preferred stock will be represented by depositary shares;

  •
  a discussion of any material United States federal income tax considerations applicable to the preferred stock;

  •
  the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

  •
  any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

        When we issue shares of preferred stock under this prospectus, the shares will fully be paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Provisions of our Certificate of Incorporation and By-Laws and Delaware Anti-Takeover Law

        Certain provisions of the Delaware General Corporation Law and of our certificate of incorporation and by-laws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and, as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our Board. These provisions might also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests. However, we believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

  Provisions of our Certificate of Incorporation and By-Laws

        Our certificate of incorporation and by-laws include a number of provisions that may have the effect of delaying, deferring or discouraging another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

        Board Composition and Filling Vacancies.    Our certificate of incorporation provides that directors may be removed only for cause and then only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our Board, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum.

        No Written Consent of Stockholders.    Our certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting.

        Meetings of Stockholders.    Our bylaws provide that only a majority of the members of our Board then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

        Advance Notice Requirements.    Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in the bylaws.

        Amendment to Certificate of Incorporation and By-Laws.    As required by the Delaware General Corporation Law, any amendment of our certificate of incorporation must first be approved by a majority of our Board and, if required by law or our certificate of incorporation, thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, directors, limitation of liability and the amendment of our bylaws and certificate of incorporation must be approved by not less than 75% of the outstanding shares entitled to vote on the amendment, and not less than 75% of the outstanding shares of each class entitled to vote thereon as a class. Our bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the bylaws; and may also be amended by the affirmative vote of at least 75% of the outstanding shares entitled to vote on the amendment, or, if our Board recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

  Delaware Anti-Takeover Law

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation's voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

  •
  before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

  •
  at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

        Exclusive Jurisdiction of Certain Actions.    Our certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against our directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

DESCRIPTION OF DEBT SECURITIES

        The paragraphs below describe the general terms and provisions of the debt securities we may issue. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the actual indenture if you do not fully understand a term or the way we use it in this prospectus.

        We may offer senior or subordinated debt securities. Each series of debt securities may have different terms. The senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the "senior indenture." Any subordinated debt securities will be issued under one or more separate indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the "subordinated indenture" and to the trustee under the senior or subordinated indenture as the "trustee." The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the "indentures." The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. We included copies of the forms of the indentures as exhibits to our registration statement and they are incorporated into this prospectus by reference.

        If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

        We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read "Where You Can Find More Information" to find out how you can obtain a copy of those documents. Except as otherwise indicated, the terms of the indentures are identical. As used under this caption, the term "debt securities" includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

General

        The indentures:

  •
  do not limit the amount of debt securities that we may issue;

  •
  allow us to issue debt securities in one or more series;

  •
  do not require us to issue all of the debt securities of a series at the same time;

  •
  allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

  •
  provide that the debt securities will be unsecured, except as may be set forth in the applicable prospectus supplement.

        Unless we give you different information in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under "Description of Debt Securities—Subordination" and in the applicable prospectus supplement.

        Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

        The prospectus supplement for each offering will provide the following terms, where applicable:

  •
  the title of the debt securities and whether they are senior or subordinated;

  •
  the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

  •
  the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into common stock or other securities of ours or the method by which any such portion shall be determined;

  •
  if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of common stock or other securities of ours received on conversion;

  •
  the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

  •
  the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

  •
  the date or dates, or the method for determining the date or dates, from which interest will accrue;

  •
  the dates on which interest will be payable;

  •
  the record dates for interest payment dates, or the method by which such dates will be determine;

  •
  the persons to whom interest will be payable;

  •
  the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

  •
  any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;

  •
  the place or places where the principal of, and any premium or make-whole amount, and interest on, the debt securities will be payable;

  •
  where the debt securities may be surrendered for registration of transfer or conversion or exchange;

  •
  where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

  •
  the times, prices and other terms and conditions upon which we may redeem the debt securities;

  •
  any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such obligation;

  •
  the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

  •
  whether the principal of, and any premium or make-whole amount, or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

  •
  whether the amount of payments of principal of, and any premium or make-whole amount, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

  •
  whether the debt securities will be in registered form, bearer form, or both, and (i) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (ii) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;

  •
  any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa, if permitted by applicable laws and regulations;

  •
  whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may, or shall be required to, exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

  •
  the identity of the depositary for securities in registered form, if such series are to be issuable as a global security;

  •
  the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;

  •
  the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

  •
  whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;

  •
  whether and under what circumstances the debt securities being offered are convertible into common stock or other securities of ours, as the case may be, including the conversion price or rate and the manner or calculation thereof;

  •
  the circumstances, if any, specified in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

  •
  any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

  •
  if the debt securities of such series are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

  •
  the name of the applicable trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

  •
  any deletions from, modifications of or additions to our events of default or covenants with regard to such debt securities and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable;

  •
  applicable CUSIP numbers; and

  •
  any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

        We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as "original issue discount securities." The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities.

        We also may issue indexed debt securities. Payments of principal of, and premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the prospectus supplement.

        Except as described under "—Merger, Consolidation or Sale of Assets" or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (i) would limit our ability to incur indebtedness or (ii) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us, or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.

        Our governing instruments do not define the term "substantially all" as it relates to the sale of assets. Additionally, Delaware cases interpreting the term "substantially all" rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of "substantially all" of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.

        We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

        Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

        All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium or make-whole amount, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Denomination, Interest, Registration and Transfer

        Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.

        Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:

  •
  exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and

  •
  surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

        Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.

        Neither we, nor any trustee, will be required to:

  •
  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

  •
  register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

  •
  issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

        The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (i) consolidate with, (ii) sell, lease or convey all or substantially all of our assets to, or (iii) merge with or into, any other entity provided that:

  •
  either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium or make-whole amount, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in each indenture;

  •
  after giving effect to the transaction, there is no event of default under the indentures and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

  •
  an officers' certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Covenants

        Existence.    Except as described under "—Merger, Consolidation or Sale of Assets," the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.

        Payment of taxes and other claims.    The indentures require us to pay, discharge or cause to be paid or discharged, before they become delinquent (i) all taxes, assessments and governmental charges levied or imposed on us, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property. However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

        Provision of financial information.    The indentures require us to (i) within 15 days of each of the respective dates by which we are required to file our annual reports, quarterly reports and other documents with the SEC, file with the trustee copies of the annual report, quarterly report and other documents that we file with the SEC under Section 13 or 15(d) of the Exchange Act, (ii) file with the trustee and the SEC any additional information, documents and reports regarding compliance by us with the conditions and covenants of the indentures, as required, (iii) within 30 days after the filing with the trustee, mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities, without cost to such holders, summaries of any documents and reports required to be filed by us pursuant to (i) and (ii) above, and (iv) supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder.

        Additional covenants.    The applicable prospectus supplement will set forth any our additional covenants relating to any series of debt securities.

Events of Default, Notice and Waiver

        Unless the applicable prospectus supplement states otherwise, when we refer to "events of default" as defined in the indentures with respect to any series of debt securities, we mean:

  •
  default in the payment of any installment of interest on any debt security of such series continuing for 30 days;

  •
  default in the payment of principal of, or any premium or make-whole amount on, any debt security of such series for five business days at its stated maturity;

  •
  default in making any sinking fund payment as required for any debt security of such series for five business days;

  •
  default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 60 days after written notice as provided in the applicable indenture, but not of a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series;

  •
  a default under any bond, debenture, note, mortgage, indenture or instrument:

  (i)
  having an aggregate principal amount of at least $30,000,000; or

  (ii)
  under which there may be issued, secured or evidenced any existing or later created indebtedness for money borrowed by us, if we are directly responsible or liable as obligor or guarantor,

if the default results in the indebtedness becoming or being declared due and payable prior to the date it otherwise would have, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 30 days after notice to the issuing company specifying such default. Such notice shall be given to us by the trustee, or to us and the trustee by the holders of at least 10% in principal amount of the outstanding debt securities of that series. The written notice shall specify such default and require us to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and shall state that such notice is a "Notice of Default" under such indenture;

  •
  bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us; and

  •
  any other event of default provided with respect to a particular series of debt securities.

        If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

  •
  we have deposited with the applicable trustee all required payments of the principal, any premium or make-whole amount, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

    •
    all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium or make-whole amount, have been cured or waived.

        The indentures also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may, on behalf of all holders, waive any past default with respect to such series and its consequences, except a default:

  •
  in the payment of the principal, any premium or make-whole amount, or interest;

  •
  in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of the outstanding debt security that is affected by the default; or

  •
  in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

        The indentures require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified persons of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.

        The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium or make-whole amount, and interest on, such debt securities at the respective due dates thereof.

        The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

  •
  is in conflict with any law or the applicable indenture;

  •
  may involve the trustee in personal liability; or

  •
  may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

        Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

        The indentures provide that modifications and amendments may be made only with the consent of the affected holders of a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of the holders of the debt securities affected by the modification or amendment:

  •
  change the stated maturity of the principal of, or any premium or make-whole amount on, or any installment of principal of or interest on, any such debt security;

  •
  reduce the principal amount of, the rate or amount of interest on, or any premium or make-whole amount payable on redemption of, any such debt security;

  •
  reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

  •
  change the place of payment or the coin or currency for payment of principal of, or any premium or make-whole amount, or interest on, any such debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

  •
  reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; and

  •
  modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.

        We and our respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

  •
  to evidence the succession of another person to us as obligor under such indenture;

  •
  to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

  •
  to add events of default for the benefit of the holders of all or any series of debt securities;

  •
  to add or change any provisions of an indenture (i) to change or eliminate restrictions on the payment of principal of, or premium or make-whole amount, or interest on, debt securities in bearer form, or (ii) to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

  •
  to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

  •
  to secure the debt securities;

  •
  to establish the form or terms of debt securities of any series;

  •
  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

  •
  to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; and

  •
  to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

Voting

        The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:

  •
  the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

  •
  the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;

  •
  the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and

  •
  debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

        The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

        Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority of the aggregate principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

        Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

        Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

  •
  there shall be no minimum quorum requirement for such meeting; and

  •
  the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Subordination

        Unless otherwise provided in the applicable prospectus supplement, subordinated debt securities will be subject to the following subordination provisions.

        Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated debt securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated debt securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated debt securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated debt securities are paid in full, holders of subordinated debt securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated debt securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of ours. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated debt securities may recover less, ratably, than our general creditors.

        The term "senior debt" will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, other outstanding indebtedness, whether outstanding at the date of execution of the applicable indenture or subsequently incurred, created or assumed. The prospectus supplement may include a description of additional terms implementing the subordination feature.

        No restrictions will be included in any indenture relating to subordinated debt securities upon the creation of additional senior debt.

        If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

Discharge, Defeasance and Covenant Defeasance

        Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

  •
  either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or (ii) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium or make-whole amount, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

  •
  we have paid or caused to be paid all other sums payable; and

  •
  an officers' certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied has been delivered to the trustee.

        Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company may elect either:

  •
  to defease and be discharged from any and all obligations with respect to such debt securities; or

  •
  to be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

        Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.

        The indentures only permit us to establish the trust described in the paragraph above if, among other things, we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would be able to look only to such trust fund for payment of principal, any premium or make-whole amount, and interest.

        When we use the term "government obligations," we mean securities that are:

  •
  direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

  •
  obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.

        Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (i) the holder of a debt security of such series is entitled to, and does, elect under the terms of the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or (ii) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium or make-whole amount, and interest on, such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

        When we use the term "conversion event," we mean the cessation of use of:

  •
  a currency, currency unit or composite currency both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

  •
  the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

  •
  any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.

        Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium or make-whole amount, and interest on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

        In the event that (i) we effect covenant defeasance with respect to any debt securities and (ii) those debt securities are declared due and payable because of the occurrence of any event of default, the amount in the currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, the issuing company would remain liable to make payments of any amounts due at the time of acceleration.

        The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

        The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities of ours will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or other securities of ours, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company's option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or DTC, as depository. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement relating to such series. We expect that unless the applicable prospectus supplement provides otherwise, the following provisions will apply to depository arrangements.

        Once a global security is issued, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of participants that have accounts with such depository. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities or by us if we offer such debt securities directly. Ownership of beneficial interests in such global security will be limited to participants with the depository or persons that may hold interests through those participants.

        We expect that, under procedures established by DTC, ownership of beneficial interests in any global security for which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to beneficial interests of participants with the depository, and records of participants, with respect to beneficial interests of persons who hold through participants with the depository. Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

        So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant with the depository, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if DTC requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

        Payments of principal of, and any premium or make-whole amount, and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities including principal, any premium or make-whole amount, or interest. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

        Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

        If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and at our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples of $1,000.

        The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.

No Recourse

        There is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any security against any of our or our successor's past, present or future shareholders, employees, officers or directors.

DESCRIPTION OF WARRANTS

        The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

        We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

        We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

        We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

  •
  the offering price and aggregate number of warrants offered;

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  the currency for which the warrants may be purchased;

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  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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  in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

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  the terms of any rights to redeem or call the warrants;

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  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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  the periods during which, and places at which, the warrants are exercisable;

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  the manner of exercise;

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  the dates on which the right to exercise the warrants will commence and expire;

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  the manner in which the warrant agreement and warrants may be modified;

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  federal income tax consequences of holding or exercising the warrants;

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  the terms of the securities issuable upon exercise of the warrants; and

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  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS

        We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

        Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement;

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  the price or prices at which such units will be issued;

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  the applicable United States federal income tax considerations relating to the units;

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  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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  any other terms of the units and of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of Capital Stock," "Description of Debt Securities" and "Description of Warrants" will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

        We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

        We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

        The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

  Modification without Consent

        We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

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  to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

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  to correct or supplement any defective or inconsistent provision; or

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  to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

        We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

  Modification with Consent

        We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

  •
  impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

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  reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

        Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

  •
  If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

  •
  If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

        These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

        In each case, the required approval must be given by written consent.

  Unit Agreements Will Not Be Qualified under Trust Indenture Act

        No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

  Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

        The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

        The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

  Governing Law

        The unit agreements and the units will be governed by Delaware law.

  Form, Exchange and Transfer

        We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

        Each unit and all securities comprising the unit will be issued in the same form.

        If we issue any units in registered, non-global form, the following will apply to them.

        The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

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  Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

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  Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

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  If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

        Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

  Payments and Notices

        In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

        We may sell securities:

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  through underwriters;

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  through dealers;

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  through agents;

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  directly to purchasers; or

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  through a combination of any of these methods or any other method permitted by law.

        In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

        We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

        The distribution of the securities may be effected from time to time in one or more transactions:

  •
  at a fixed price, or prices, which may be changed from time to time;

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  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices; or

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  at negotiated prices.

        Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

        The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

  •
  the name of the agent or any underwriters;

  •
  the public offering or purchase price;

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  any discounts and commissions to be allowed or paid to the agent or underwriters;

  •
  all other items constituting underwriting compensation;

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  any discounts and commissions to be allowed or paid to dealers; and

  •
  any exchanges on which the securities will be listed.

        If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

        In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

        If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

        If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

        Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

  •
  the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

  •
  if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

        Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

        Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

        In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

        We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

        The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

        The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement

        The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

        The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

 LEGAL MATTERS

        Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

        The financial statements of Esperion Therapeutics, Inc. incorporated by reference in Esperion Therapeutics, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These documents also may be accessed through the SEC's electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC's home page on the Internet (www.sec.gov).

        We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See "Description of Capital Stock." We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any shareholder upon request and without charge. Written requests for such copies should be directed to Esperion Therapeutics, Inc., 3891 Ranchero Drive, Suite 150, Ann Arbor, Michigan, Attention: Vice President, Finance, or by telephone request to (734) 887-3903. Our website is located at www.esperion.com. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing of this registration statement and prior to the effectiveness of this registration statement, except as to any portion of any future report or document that is not deemed filed under such provisions, until we sell all of the securities:

  •
  Annual Report on Form 10-K for the year ended December 31, 2014;

  •
  The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2014 from our definitive proxy statement on Schedule 14A

    (other than information furnished rather than filed), which was filed with the SEC on April 1, 2015;

  •
  Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015;

  •
  Current Reports on Form 8-K filed with the SEC on February 2, 2015, March 17, 2015, March 19, 2015, May 20, 2015, June 15, 2015, July 7, 2015, July 28, 2015, August 17, 2015, September 28, 2015 and December 3, 2015 (except for information contained therein which is furnished rather than filed); and

  •
  The description of our common stock contained in our registration statement on Form 8-A, which was filed with the SEC on June 25, 2013, including any amendment or report filed for the purpose of updating such description.

        Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

        Esperion Therapeutics, Inc., 3891 Ranchero Drive, Suite 150, Ann Arbor, Michigan, Attention: Vice President, Finance, or by telephone request to (734) 887-3903.

        This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

3,100,000 Shares

Esperion Therapeutics, Inc.

Common Stock

Prospectus Supplement

Joint Book Running Managers

Jefferies

Cowen

UBS Investment Bank

Co-Managers

JMP Securities

Stifel

Needham & Company

August 9, 2017